EXHIBIT 2.3

                          -----------------------------

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF FEBRUARY 27, 1998

                                      AMONG

                        INTEGRATED HEALTH SERVICES, INC.,

                          IHS ACQUISITION NO. 35, INC.,

                          IHS ACQUISITION NO. 36, INC.,

                                       AND

                            THE MAGNOLIA GROUP, INC.

                                       AND

                                MEDI-SERVE, INC.

                                       AND

                                  TERRY L. CASH


                          -----------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                                   PAGE
ARTICLE I:  MERGERS..................................................................2
     1.1    Mergers..................................................................2
     1.2    Merger Time..............................................................3
     1.3    Payment of Merger Consideration..........................................3
     1.4    Surviving Corporation....................................................3

ARTICLE II:  CONVERSION..............................................................4
     2.1    Consideration............................................................4
     2.2    Adjustments to the Purchase Price........................................6
     2.3    Assets and Liabilities...................................................8
     2.4    Designated Contracts....................................................10
     2.5    Escrow Indemnification..................................................10
     2.6    New Greenville Lease....................................................11
     2.7    Golden Age and Inman Health Care Facilities.............................11
     2.8    Taylor Litigation.......................................................11
     2.9    Employment Undertaking..................................................12
     2.10   Medi-Serve Dividend.....................................................12

ARTICLE III:  IHS STOCK.............................................................12
     3.1    IHS Stock...............................................................12
     4.1    Time and Place of Closing...............................................18

ARTICLE V:  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER,
     MEDI-SERVE  AND COMPANY........................................................18
     5.1    Organization and Standing of the Company and Medi-Serve;
            Subsidiaries............................................................18
     5.2    Authority...............................................................19
     5.3    Binding Effect..........................................................19
     5.4    Absence of Conflicting Agreements.......................................19
     5.5    Consents................................................................20
     5.6    Schedule of Assets and Properties.......................................20
     5.7    Contracts...............................................................22
     5.8    Financial Statements....................................................24
     5.9    Material Changes........................................................25
     5.10   Licenses; Permits; Certificates of Need.................................26
     5.11   The Magnolia Facilities and Medi-Serve Facilities.......................26
     5.12   Legal Proceedings.......................................................28
     5.13   Employees...............................................................28
     5.14   Collective Bargaining, Labor Contracts, Employment Practices, etc.......28
     5.15   ERISA...................................................................29
     5.16   Questionnaire...........................................................29
     5.17   Insurance and Surety Agreements.........................................29
     5.18   Relationships...........................................................30
     5.19   Assets Comprising the Business..........................................30
     5.20   Absence of Certain Events...............................................30


                                       (i)

     5.21   Compliance with Laws....................................................31
     5.22   Taxes...................................................................32
     5.23   Encumbrances Created by this Agreement..................................33
     5.24   Questionable Payments...................................................33
     5.25   Reimbursement Matters...................................................33
     5.26   Capital Stock of the Company and Medi-Serve.............................34
     5.27   Finders.................................................................35
     5.28   Shareholder Untrue Statement............................................35

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES OF BUYER, NEWCO 1
     AND NEWCO 2....................................................................35
     6.1    Organization and Standing...............................................35
     6.2    Power and Authority.....................................................35
     6.3    Binding Agreement.......................................................35
     6.4    SEC Documents...........................................................35
     6.5    Absence of Conflicting Agreements.......................................36
     6.6    Capital Stock...........................................................36
     6.7    Material Changes........................................................36
     6.8    Buyer Untrue Statement..................................................36

ARTICLE VII:  INFORMATION AND RECORDS CONCERNING THE COMPANY
     AND MEDI-SERVE.................................................................36
     7.1    Access to Information and Records before Closing........................36

ARTICLE VIII:  OBLIGATIONS OF THE PARTIES UNTIL CLOSING.............................37
     8.1    Conduct of Business Pending Closing.....................................37
     8.2    Negative Covenants of the Company and Medi-Serve........................38
     8.3    Affirmative Covenants...................................................38
     8.4    Pursuit of Consents and Approvals.......................................40
     8.5    Pursuit of Nondisturbance Agreements and Estoppel Certificates..........40
     8.6    Supplementary Financial Information.....................................40
     8.7    Exclusivity.............................................................40
     8.8    Surveys.................................................................41
     8.9    Zoning Report...........................................................41

ARTICLE IX:  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS............................41
     9.1    Representations and Warranties..........................................41
     9.2    Performance of Covenants................................................41
     9.3    Delivery of Closing Certificate.........................................42
     9.4    Opinions of Counsel.....................................................42
     9.5    Legal Matters...........................................................42
     9.6    Authorization Documents.................................................42
     9.7    Material Change.........................................................42
     9.8    Required Approvals......................................................42
     9.9    Hart-Scott Rodino Act...................................................42
     9.10   Non-competition Agreement...............................................43
     9.11   Cost and Expenses.......................................................43
     9.12   Consents................................................................43
     9.13   Closing Date Balance Sheet..............................................43


                                      (ii)

     9.14   Resignation of Company and Medi-Serve Boards of Directors and
            Officers................................................................43
     9.15   Estimated Closing Date Long Term Liabilities............................43
     9.16   INTENTIONALLY DELETED...................................................43
     9.17   Woodruff Facility.......................................................44
     9.18   Shareholder Settlements.................................................44
     9.19   Escrow Agreement........................................................44
     9.20   IHS Stock Price.........................................................44
     9.21   Section 338(h)(10) Election.............................................44
     9.22   Articles of Merger......................................................44
     9.23   Other Documents.........................................................44

ARTICLE X:  CONDITIONS PRECEDENT TO SHAREHOLDER'S
     OBLIGATIONS....................................................................44
     10.1   Representations and Warranties..........................................44
     10.2   Performance of Covenants................................................45
     10.3   Delivery of Closing Certificate.........................................45
     10.4   Opinion of Counsel......................................................45
     10.5   Legal Matters...........................................................45
     10.6   Authorization Documents.................................................45
     10.7   Hart-Scott Rodino Act...................................................45
     10.8   INTENTIONALLY DELETED...................................................45
     10.9   Escrow Agreement........................................................45
     10.10  IHS Stock Price.........................................................45
     10.11  Other Documents.........................................................45

ARTICLE XI:  SURVIVAL AND INDEMNIFICATION...........................................46
     11.1   Survival of Representations and Warranties..............................46
     11.2   Indemnification by Shareholder..........................................46
     11.3   Indemnification by Buyer................................................46
     11.4   Assertion of Claims.....................................................47
     11.5   Control of Defense of Indemnificable Claims.............................47
     11.6   Limitations on Indemnification Obligations..............................48
     11.7   WARN Act Liability......................................................49
     11.8   Certain Waivers.........................................................49

ARTICLE XII: TERMINATION............................................................49
     12.1   Termination.............................................................49
     12.2   Effect of Termination...................................................50

ARTICLE XIII: CASUALTY, RISK OF LOSS................................................50
     13.1   Casualty, Risk of Loss..................................................50

ARTICLE XIV:  MISCELLANEOUS.........................................................50
     14.1   Performance.............................................................50
     14.2   Benefit and Assignment..................................................50
     14.3   Effect and Construction of this Agreement...............................51
     14.4   Cooperation - Further Assistance........................................51


                                      (iii)

     14.5   Notices.................................................................51
     14.6   Waiver, Discharge, Etc..................................................52
     14.7   Rights of Persons Not Parties...........................................52
     14.8   Governing Law...........................................................52
     14.9   Amendments, Supplements, Etc............................................52
     14.10  Severability............................................................52
     14.11  Joint and Several.......................................................53
     14.12  Records.................................................................53
     14.13  Certain Costs...........................................................53



                                      (iv)

                              SCHEDULES & EXHIBITS
                              --------------------

Schedule 2.4             -    Designated Contracts
Schedule 5.1(a)          -    Organization and Standing of the Company, Medi-Serve;
                              Subsidiaries

Schedule 5.1(b)          -    Organization and Standing of the Company, Medi-Serve;
                              Subsidiaries
Schedule 5.5             -    Consents
Schedule 5.6(a)-1

and 2                    -    Schedule of Assets and Properties
Schedule 5.6(a)(ii)      -    Proprietary Rights
Schedule 5.6(a)(iii)     -    Personal Effects
Schedule 5.6(b)          -    Liens
Schedule 5.6(c)          -    Permitted Liens
Schedule 5.6(d)          -    Personal Property Leases
Schedule 5.7(b)          -    Contracts
Schedule 5.8(a)-1        -    Magnolia Financial Statements
Schedule 5.8(a)-2        -    Medi-Serve Financial Statements
Schedule 5.8(b)          -    Balance Sheet Liabilities
Schedule 5.9             -    Material Changes
Schedule 5.10            -    Licenses, Permits, Certificates of Need
Schedule 5.11(a)         -    Magnolia Facilities; Medi-Serve Facilities
Schedule 5.11(c)         -    Facility Leases
Schedule 5.11(e)         -    Zoning, etc.
Schedule 5.11(f)         -    Engineering Reports
Schedule 5.12            -    Legal Proceedings
Schedule 5.13            -    Employee Information
Schedule 5.14            -    Collective Bargaining, Labor, Contracts, Employment
                              Practices, etc.
Schedule 5.15            -    ERISA
Schedule 5.17            -    Insurance and Surety Agreements
Schedule 5.18            -    Relationships
Schedule 5.20            -    Absence of Certain Events
Schedule 5.22            -    Taxes
Schedule 5.25            -    Reimbursement Matters
Schedule 5.26            -    Capital Stock
Schedule 6.7             -    Material Changes

Exhibit 2.1(f)-1         -    Cash Note
Exhibit 2.1(f)-2         -    Cash Stock Pledge Agreement
Exhibit 2.3(b)           -    Undertaking
Exhibit 2.5(a)           -    Escrow Agreement
Exhibit 5.11(f)          -    Engineering Reports
Exhibit 5.16             -    Questionnaire
Exhibit 5.21(b)          -    Environmental Reports
Exhibit 9.4              -    Shareholder's Opinion
Exhibit 9.10             -    Non-competition Agreement
Exhibit 10.4             -    Buyer's Opinion



                                       (1)

                           --------------------------

                          AGREEMENT AND PLAN OF MERGER

                           --------------------------


         This Agreement and Plan of Merger (this "AGREEMENT") is made as of the 27th day of February, 1998, among INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("BUYER"), IHS ACQUISITION NO. 35, INC., a South Carolina corporation ("NEWCO 1"), IHS ACQUISITION NO. 36, INC., a South Carolina corporation ("NEWCO 2"), and THE MAGNOLIA GROUP, INC., a South Carolina corporation ("MAGNOLIA", or the "COMPANY"), TERRY L. CASH, an individual with an address at 630 Henderson Road, Chesnee, SC 29323 ("SHAREHOLDER") and MEDI-SERVE, INC., a South Carolina corporation ("MEDI-SERVE"). The Shareholder, the Company and Medi-Serve are sometimes herein referred to collectively as the "GROUP", and each individually as a "GROUP PARTICIPANT" or "GROUP MEMBER".

                                    PREMISES
                                    --------

         WHEREAS, the Shareholder is the owner of all of the issued and outstanding shares of capital stock of Magnolia (the "MAGNOLIA SHARES"), a corporation that[, through its subsidiaries,] is the operator in South Carolina of 12 skilled nursing facilities (all of which are leased by it) (the "MAGNOLIA FACILITIES"); and

         WHEREAS, Shareholder is also the owner of all of the issued and outstanding shares of capital stock of Medi-Serve (the "MEDI-SERVE SHARES", and together with the Magnolia Shares, the "SUBJECT SHARES"), a corporation that is the operator in South Carolina of one (1) pharmacy (the "MEDI-SERVE FACILITIES") which provides pharmaceutical and Medicare Part B services, and Shareholder is unwilling to merge Magnolia with Buyer unless Buyer also effects a merger with Medi-Serve; and

         WHEREAS, concurrently herewith Buyer is entering into an Agreement and Plan of Merger (the "PREMIERE MERGER AGREEMENT") with the owners (the "PREMIERE SHAREHOLDERS") of all of the issued and outstanding shares of capital stock of Premiere Associates, Inc., a North Carolina corporation ("PREMIERE") that through its subsidiaries, is the owner in fee simple in the State of Florida of 1 skilled nursing facility, the operator in Georgia and Florida of skilled nursing facilities (all of which are leased by it), and the manager of skilled nursing facilities in the States of South Carolina, Georgia and Florida, including all of the Magnolia Facilities; and

         WHEREAS, the Shareholder also owns all of the issued and outstanding shares of capital stock (the "CATHCART SHARES") of Cathcart & Associates, Inc. ("CATHCART"), which in turn owns an 88-bed skilled nursing facility known as the "Woodruff Skilled Nursing Facility" (the "WOODRUFF FACILITY"); although the Cathcart Shares shall not be purchased by Buyer pursuant to this Agreement or the Premiere Merger Agreement, it shall be a condition to Buyer's obligations hereunder that the Woodruff Facility shall be leased to a subsidiary of Magnolia pursuant to a "triple-net" lease with a term of at least 25 years, with annual base rent (subject to due diligence) of $330,000 per year (subject to annual 2% escalations), and otherwise with terms and conditions satisfactory to Buyer; and

         WHEREAS, it is understood that Magnolia is a party to a lease (the "NEW GREENVILLE LEASE") with respect to a 120- bed skilled nursing facility under construction in Greenville, South Carolina (the "NEW GREENVILLE FACILITY"); and

         WHEREAS, each of Newco 1 and Newco 2 is an indirectly wholly owned subsidiary of Buyer;

         WHEREAS, the Boards of Directors of Buyer, Newco 1, Newco 2, and the Company deem it advisable to merge Newco 1 with and into Magnolia and Newco 2 with and into Medi-Serve pursuant to this Agreement (the "MERGERS");

         WHEREAS, pursuant to the Mergers each outstanding share of capital stock of Magnolia shall be converted into the right to receive the Magnolia
Merger Consideration (as hereinafter defined) and each outstanding share of capital stock of Medi-Serve shall be converted into the right to receive the Medi-Serve Merger Consideration (as hereinafter defined); and

         WHEREAS, to effectuate the foregoing, the parties desire to adopt plans of merger and reorganization; and

         WHEREAS, all of the holders of capital stock in Magnolia and Medi-Serve have approved this Agreement and the plans of merger described herein and the transactions contemplated hereby in accordance with all applicable laws, and the Certificates of Incorporation and By-laws of each of Magnolia and Medi-Serve; and

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Shareholder, Buyer, the Shareholder, Newco 1, Newco 2, Buyer, Magnolia and Medi-Serve, intending to be legally bound, agree as follows:

                               ARTICLE I: MERGERS
                               ------------------

         1.1 MERGERS. Upon the terms and subject to the conditions set forth in this Plan of Merger (as defined herein) and in accordance with the General Corporation Law of the State of South Carolina (the "SCGCL"), at the Merger Time (as defined herein), Newco 1 shall be merged with and into Magnolia and Newco 2 shall be merged with and into Medi-Serve in accordance with the provisions of
Section 33-11-101, et al of the SCGCL. In furtherance thereof, on the Closing Date Magnolia and Newco 1, on the one hand, and Medi-Serve and Newco 2, on the other hand, shall each execute, deliver, and cause to be filed with the Secretary of State of the State of South Carolina, the Articles and Plan of Merger in the forms respectively of Exhibit 1.1-A and 1.1-B hereto (each, a "PLAN OF MERGER" or "ARTICLES OF MERGER"). Following the applicable

Merger Time, the separate existence of Newco 1, on the one hand, and Newco 2, on the other hand, shall cease, and Magnolia, on the one hand, and Medi-Serve, on the other hand, shall continue as the surviving corporations in the Mergers (hereinafter each sometimes referred to as the "SURVIVING CORPORATION") as business corporations incorporated under the laws of the State of South Carolina, and shall succeed to and assume all the rights and obligations of Magnolia and Newco 1, on the one hand, and Medi-Serve and Newco 2, on the other hand, in accordance with the SCGCL.

         1.2 MERGER TIME. Each Merger shall become effective at such time (the applicable "MERGER TIME") as the duly applicable executed Articles of Merger is filed with the Secretary of State of the State of South Carolina.

         1.3 PAYMENT OF MERGER CONSIDERATION. Buyer agrees that in connection with and as part of the Closing (as hereinafter defined), it will make payment of the Magnolia Merger Consideration and the Medi-Serve Merger Consideration to the extent set forth in, and in accordance with the terms of, this Agreement.

         1.4 SURVIVING CORPORATION.

             (A) CERTIFICATE OF INCORPORATION. The respective Certificates of Incorporation of Newco 1 and Newco 2 as in effect immediately prior to the applicable Merger Time shall be the Certificate of Incorporation of the respective Surviving Corporation until duly amended in accordance with the terms thereof and of the SCGCL.

             (B) BY-LAWS. The respective By-laws of Newco 1 and Newco 2 as in effect immediately prior to the applicable Merger Time shall be the By-laws of the respective Surviving Corporation until duly amended in accordance with their terms and as provided by the applicable Certificate of Incorporation of the respective Surviving Corporation and the SCGCL.

             (C) DIRECTORS. The respective directors of Newco 1 and Newco 2 at the applicable Merger Time shall, from and after the applicable Merger Time, be the directors of the respective Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the respective Surviving Corporation's Certificate of Incorporation and By-laws.

             (D) OFFICERS. The respective officers of Newco 1 and Newco 2 at the applicable Merger Time shall, from and after the applicable Merger Time, be the officers of the respective Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the respective Surviving Corporation's Certificate of Incorporation and By-laws.

             (E)  FURTHER  ACTION.  If at any time after the  applicable  Merger
Time, Buyer shall consider that any further deeds, assignments, conveyances, agreements, documents, instruments, or assurances in law or any other things are necessary or desirable to vest, perfect, confirm, or record in either Surviving Corporation the title to any property, rights, privileges, powers, and franchises of Newco 1 and Magnolia, on the one hand, or Newco 2 and Medi-Serve, on the other hand, by reason of, or as a result of, either of the Mergers, or otherwise to carry out the provisions of this Agreement and the Plan of Merger, the officers of Newco 1 and Magnolia, on the one hand, or Newco 2 and Medi-Serve, on the other hand, shall execute and deliver, upon Buyer's request, any instruments or assurances, and do all other things necessary or proper to vest, perfect, confirm, or record title to such property, rights, privileges, powers, and franchises in the applicable Surviving Corporation, and otherwise to carry out the provisions of this Agreement and the Plans of Merger.

             (F) APPROVAL. The Shareholder represents, warrants and agrees that he has reviewed the Plan of Merger for each Merger, and he hereby approves each Plan of Merger.

                             ARTICLE II: CONVERSION
                             ----------------------

         2.1 CONSIDERATION. For purposes of this Agreement the terms:

             (A) (I) "MERGER CONSIDERATION" shall mean $16,000,000.

                 (II) "MAGNOLIA BASE AMOUNT" shall mean $12,000,000.

                 (III) "MAGNOLIA MERGER CONSIDERATION" shall mean the Magnolia Base Amount, as adjusted pursuant to this Agreement; and the "MAGNOLIA MERGER CONSIDERATION PER SHARE" shall mean the Magnolia Merger Consideration divided by the number of issued and outstanding shares of Magnolia Shares at the applicable Merger Time.

                 (IV) "MEDI-SERVE MERGER CONSIDERATION" shall mean $4,000,000; and the "MEDI-SERVE MERGER CONSIDERATION PER SHARE" shall mean the Medi-Serve Merger Consideration divided by the number of issued and outstanding shares of Medi-Serve Shares at the applicable Merger Time.

             (B) CONVERSION OF SHARES. At the applicable Merger Time:

                 (I) each Magnolia Share which is issued and outstanding at the applicable Merger Time shall by reason of the applicable Merger, without any action by the holder thereof, be converted into the right to receive, in accordance with the procedures hereinafter described, the Magnolia Merger Consideration Per Share;

                 (II) each Medi-Serve Share which is issued and outstanding at the applicable Merger Time shall by reason of the applicable

     Merger, without any action by the holder thereof, be converted into the right to receive, in accordance with the procedures hereinafter described, the Medi-Serve Merger Consideration Per Share; and

                 (III) each share of Newco 1 common stock and each share of Newco 2 common stock outstanding immediately prior to the applicable Merger Time shall, by reason of the applicable Merger, without any action on the part of Buyer, be converted into one share of common stock of the applicable surviving corporation.

             (C) MANNER OF EXCHANGE. The Magnolia Merger Consideration and Medi-Serve Merger Consideration shall be paid as follows:

                 (I) Buyer shall deliver to the Escrowee (as defined in Section 2.5, below) newly issued shares of IHS Stock having an aggregate value (using the Closing Date as the date of determination in accordance with
     Section 3.1(a) below) equal to FIVE HUNDRED THOUSAND DOLLARS ($500,000) (the "ESCROW DEPOSIT") which payment will be credited against the Magnolia Merger Consideration payable to the Shareholder; and

                 (II) the balance of the Magnolia Merger Consideration and Medi-Serve Merger Consideration shall be paid by the delivery by Buyer to the Shareholder of IHS Stock having a value (determined using the Closing Date as the date of determination in accordance with Section 3.1(a), below) equal to the amount of such balance, and registered in the name of the Shareholder.

             (D) MAGNOLIA OR MEDI-SERVE  TRANSMITTAL.  Upon delivery to Buyer of stock certificates representing any Magnolia or Medi-Serve Shares, Buyer shall promptly deliver to the Shareholder certificates representing the number of shares to which the Shareholder is entitled, as provided above. No interest will be paid or accrued on any Merger Consideration payable upon the surrender of any certificate or certificates or other instruments. Until surrendered in accordance with the provisions of this subsection (d), the certificate or certificates or instruments which immediately prior to the applicable Merger Time represented issued and outstanding Magnolia or Medi-Serve Shares shall represent for all purposes the right only to receive the applicable Merger Consideration set forth in this Agreement. After the applicable Merger Time, there shall be no further registration of transfers on the records of Medi-Serve or Magnolia of any Medi-Serve or Magnolia Shares.

             (E) NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of IHS Stock shall be issued upon the surrender for exchange of certificates representing any Medi-Serve or Magnolia Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of IHS. Notwithstanding any other provision of this Agreement, each holder of Medi-Serve or Magnolia Shares exchanged pursuant to the applicable Merger (after taking into account all certificates representing Magnolia or Medi-Serve Shares delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of IHS Stock multiplied by the value of such share determined in accordance with Section 3.1(a) below.

             (F) CASH LOAN. Immediately prior to the Closing, the Shareholder shall make a capital contribution to Magnolia in the amount of $500,000 by issuing his promissory note in such amount to Magnolia. Such promissory note issued by Cash shall be in the form of Exhibit 2.1(f)-1 hereto (the "CASH NOTE"), and shall be secured pursuant to a Stock Pledge Agreement (the "CASH STOCK PLEDGE AGREEMENT") in the form of Exhibit 2.1(f)-2 hereto by Magnolia Shares that will be converted pursuant to the Merger into shares of IHS Stock having a value approximately equal to the amount of the Closing Loan (using the Closing Date as the date of determination in accordance with Section 3.1(a) below) (the "T. CASH SECURITY SHARES"). The number of T. Cash Security Shares shall be subject to adjustment as hereinafter provided in Article III.

         2.2 ADJUSTMENTS TO THE PURCHASE PRICE.

             (A) WORKING CAPITAL; LONG-TERM LIABILITIES.

                 (I) (A) At the Closing, the Shareholder shall deliver a certificate executed by the Shareholder certifying his best good faith estimate of the amount of the aggregate working capital (as defined in clause (vi) below) of Magnolia, Medi-Serve and their respective subsidiaries as of the Closing Date on a combined basis (the "ESTIMATED CLOSING DATE WORKING CAPITAL"). If the Estimated Closing Date Working Capital is a negative amount, the Magnolia Base Amount, and the amount of the Magnolia Merger Consideration payable in respect of the Magnolia Shares, will be reduced by an amount equal to such negative amount with such reduction to be made by reducing the number of shares of IHS Stock (valued using the Closing Date as the date of determination in accordance with Section 3.1(a) below) otherwise deliverable to the Shareholder (as opposed to the portion deliverable to the Escrowee) at the Closing.

                      (B) If the Estimated Closing Date Working Capital shall be a positive amount, the Magnolia Base Amount, and the amount of the Magnolia Merger Consideration payable in respect of the Magnolia Shares will be increased by an amount equal to such positive amount, with such increase to be made by increasing the number of shares of IHS Stock (valued using the Closing Date as the date of determination in accordance with Section 3.1(a) below) otherwise deliverable to the Shareholder (as opposed to the portion deliverable to the Escrowee) at the Closing.

                 (II) Additionally, at the Closing, Magnolia and Medi-Serve shall deliver to Buyer the balance sheet of Magnolia, Medi-Serve and their respective subsidiaries on a combined basis as of the Closing Date, certified by the Shareholder to be his best good faith estimate thereof (the "ESTIMATED CLOSING DATE BALANCE SHEET"). The Magnolia Base Amount, and the amount of the Magnolia Merger Consideration payable in respect of the Magnolia Shares, will be reduced by an amount equal to the aggregate amount of the long-term liabilities of the Company, Medi-Serve and their respective subsidiaries on a combined basis as determined in accordance with generally accepted accounting principles, applied consistently with past practices of the Company and Medi-Serve ("GAAP") as set forth on the Estimated Closing Date Balance Sheet (and applied to the Magnolia Shares). Such reduction shall be made by reducing the amount of the number of shares of IHS Stock (valued using the Closing Date as the date of determination in accordance with Section 3.1(a) below) otherwise deliverable to the Shareholder (as opposed to the portion deliverable to the Escrowee) at the Closing.

                 (III) Within one hundred twenty (120) days following the Closing Date, Buyer shall use its best efforts to complete a review ("BUYER'S REVIEW") of the balance sheet of the Company, Medi-Serve and their respective subsidiaries on a combined basis as of the Closing Date (the "CLOSING DATE BALANCE SHEET"). If the Magnolia Base Amount, after giving effect to any adjustments made at the Closing pursuant to Section 2.2(a)(i) and (ii), above, shall be subject to further adjustment based upon the Buyer's Review indicating that the aggregate working capital of the Company, Medi-Serve and their respective subsidiaries on a combined basis as of the Closing Date (the "ACTUAL WORKING CAPITAL") was different from the Estimated Closing Date Working Capital, then the parties shall make such payments to each other as shall result in the Magnolia Base Amount (and correspondingly the amount of the Magnolia Merger Consideration) being the amount that it would have been had the Actual Working Capital been used at Closing in lieu of the Estimated Closing Date Working Capital. Any increase to the Magnolia Base Amount (and correspondingly the amount of the Magnolia Merger Consideration) shall be in IHS Stock having a value, determined in accordance with Section 3.1(a), below, by Buyer to Shareholder, and if the Magnolia Base Amount (and correspondingly the amount of the Magnolia Merger Consideration) is reduced, then the Escrowee (as defined below) shall deliver over to Buyer shares of IHS Stock having a value determined in accordance with Section 3.1(a), below, equal to such deficiency. In the event the deficiency exceeds the Escrow Deposit (as defined above) held by Escrowee, the Shareholder shall be obligated to refund to Buyer the amount of such deficiency in IHS Stock valued in accordance with Section 3.1(a), below.
Furthermore, if the Buyer's Review reveals that the aggregate amount of the Company's, Medi-Serve's and their respective subsidiaries' long-term liabilities (on a combined basis) as of the Closing Date (the "ACTUAL LONG-TERM LIABILITIES") exceeded the amount of the Company's, Medi-Serve's and their subsidiaries' long-term liabilities (on a combined basis) as indicated on the Estimated Closing Date Balance Sheet, the Magnolia Base Amount (and correspondingly the amount of the Magnolia Merger Consideration) shall be deemed to have been reduced by the amount of such excess, and the Escrowee shall deliver over to Buyer IHS Stock having a value equal to such excess. In the event the amount of such excess is greater than the Escrow Deposit held by Escrowee, the Shareholder shall be obligated to refund to Buyer the amount of such excess in IHS Stock. The value of any IHS Stock to be distributed to the Buyer from the Escrowee will be as set forth in Section 3.1(a), below. If the Buyer's review reveals that the aggregate amount of the Company's, Medi-Serve's, and their respective Subsidiaries' Actual Long- term Liabilities was less than the amount of the Company's, Medi-Serve's, and their Subsidiaries' long-term liabilities (on a combined basis) as indicated on the Estimated Closing Date Balance Sheet, the Magnolia Base Amount (and correspondingly the amount of the Magnolia Merger Consideration) shall be deemed to have been increased by the amount of such excess, and the Buyer shall deliver over to the Shareholder IHS Stock having a value, determined in accordance with Section 3.1(a), below, equal to the amount of such excess. Unless a Delay Payment Notice (as defined in clause (iv) below) shall have been given, any such payment shall be made within two (2) business days after demand by the party entitled to the adjustment.

                 (IV) If the Shareholder shall in good faith dispute the amount of working capital or long-term liabilities of the Company, Medi-Serve and their respective subsidiaries on a combined basis as of the Closing Date as set forth in Buyer's Review, he shall give notice to Buyer (a "DELAY PAYMENT NOTICE") within thirty (30) days after delivery to him of Buyer's Review that all or any portion of the payment specified should not then be made and setting forth in reasonable detail his objections and the basis therefor, in which case, the disputed portion of any payment otherwise required to be made pursuant to clause
(iii) above shall be delayed, and Buyer and the Shareholder shall meet and in good faith attempt to resolve any disagreements within thirty (30) days after delivery to Buyer of the Delay Payment Notice. If the Shareholder shall fail to timely deliver a Delay Payment Notice, the working capital and long-term liabilities amounts set forth in Buyer's Review shall be deemed accepted by the Shareholder and shall be conclusive and binding on all parties hereto, absent fraud. If a Delay Payment Notice is timely delivered and the parties are unable to resolve such disagreements within such time period, the disagreements shall be referred to a "Big 4" accounting firm independent of the Buyer and the Shareholder selected by agreement between the Buyer and the Shareholder, or, if the Buyer and the Shareholder cannot so agree within the 30 day period referred to above, by lot (the "ARBITRATING ACCOUNTANTS"), and the determination of the Arbitrating Accountants shall be final, conclusive and binding on the parties hereto. The Arbitrating Accountants shall be directed to use their best efforts to reach a determination not more than thirty (30) days after such referral. The costs and expenses of the services of the Arbitrating Accountants shall be borne by the party whose proposal is further (by dollar amount) from the amount finally determined by the Arbitrating Accountants. Within two (2) business days after the final resolution of any matter covered by a Delay Payment Notice, any delayed payment shall be made to the extent determined to be due in accordance with such resolution.

                 (V) If there shall be discovered any liability that should have been included as a current liability or long-term liability on the Closing Date Balance Sheet but that was not so included, then Buyer, in its sole discretion, may elect to include such liability as a Permitted Liability, in which case such liability shall be included as a current liability or long-term liability, as the case may be, in the determination of the Actual Working Capital Amount or long-term liabilities, as the case may be, or to exclude such liability therefrom, in which case such liability shall be a Prohibited Liability and shall not be included as a current liability in the determination of the Actual Working Capital Amount, or in the Actual Long-term Liabilities.

                 (VI) For the purposes hereof, "WORKING CAPITAL" means the excess of current assets over current liabilities, as determined in accordance with GAAP, applied consistently with the past application of GAAP by the Company and Medi-Serve; and "LONG-TERM LIABILITY" means any liability that would be set forth as a long-term liability on a balance sheet in accordance with GAAP, applied consistently with the past application of GAAP by the Company and Medi-Serve, except all inter-company assets and liabilities among the Company and Medi-Serve and among their respective subsidiaries shall be excluded. At or prior to Closing, either or both of Magnolia and Medi-Serve may assume the obligation to pay closing costs of the Shareholder in an amount not to exceed $150,000, in which case such assumed obligation shall constitute current liabilities for purposes hereof.

         2.3 ASSETS AND LIABILITIES.

             (A) As of the Closing Date, the owned, leased and managed assets (the "ASSETS") of the Company, Medi-Serve and their Subsidiaries (as hereinafter defined in Section 5.1 (a)) will include all of the tangible and intangible assets which comprise or are utilized or are held for use in connection with the business of the Company, Medi-Serve or any of the Subsidiaries or are necessary to the operation of the business of the Company, Medi-Serve or any of the Subsidiaries as presently constituted (collectively, the "BUSINESS"), including, without limitation, all property, plant, and equipment, contract rights, leasehold interests, fixed and moveable equipment, vehicles, furnishings, tangible personal property, inventory, supplies, cash, cash equivalents, prepaid expenses and accounts receivable (other than accounts receivable collected, cash expended and inventory, supplies, and other assets consumed, used or disposed of, in each case, in the ordinary course of business, consistent with prior practice and otherwise in conformance with the requirements of this Agreement), goodwill, tradenames, trademarks, all patient records and files, Certificates of Need, Medicare and Medicaid provider agreements and numbers, provider agreements with third party payors, telephone numbers, capital stock in subsidiaries, and to the extent permitted by law, all permits, licenses and other governmental approvals. As of the Closing, all of the Assets shall be free and clear of all Liens other than Permitted Liens (as such term is defined in Section 5.6(c) below).

             (B) As of the Closing, there will not be outstanding against the Company, Medi-Serve or any of the Subsidiaries any claim, lawsuit, liability, obligation or debt of any kind or nature whatsoever (regardless of whether the same would constitute a liability to be set forth on a balance sheet in accordance with GAAP), whether absolute, accrued, due, direct or indirect, contingent or liquidated, matured or unmatured, joint or several, whether or not for a sum certain, whether for the payment of money or for the performance or observance of any obligation or condition ("PROHIBITED LIABILITIES"), other than
(w) such liabilities as are taken into account in the determination of the Actual Working Capital Amount or the Actual Long-term Liabilities under Section 2.2(a),(x) liabilities covered by insurance to the extent of insurance proceeds collected (or reasonably expected to be collected) with respect thereto, (y) obligations arising out of services or products or other benefits to be provided to the Company, Medi-Serve or the Subsidiaries after Closing under Contracts (as hereinafter defined in Section 5.7(a)) that are not to be terminated in accordance with Section 2.4 below, and (z) liabilities listed in Schedule 5.12 to the extent that reserves therefor are included in the determination of the working capital as of the Closing Date of the Company, Medi-Serve and the Subsidiaries on a combined basis and to the extent that such liabilities are covered by insurance proceeds collected (or reasonably expected to be collected) by the Company, Medi-Serve or their Subsidiaries

("PERMITTED LIABILITIES"). It is expressly agreed that the Shareholder shall be responsible for all Prohibited Liabilities of the Company, Medi-Serve or any of the Subsidiaries, including, without limitation, all (i) liabilities of the Company, Medi-Serve or any of the Subsidiaries arising out of participation in the Medicare or Medicaid programs, or arrangements with any other third party payor, or arrangements with any person or entity that participates in the Medicare or Medicaid programs or any other third party payor program, including without limitation, with respect to any excess reimbursement, recapture, adjustment or overpayment whatsoever, in each case, attributable to any period on or prior to the Closing Date ("REIMBURSEMENT LIABILITIES"), (ii) malpractice claims asserted by patients or any other tort claims asserted, claims for breach of contract, or any claims of any kind asserted by patients, former patients, employees or any other party that are based on acts or omissions occurring on or before the Closing Date (except to the extent of insurance proceeds collected (or reasonably expected to be collected) with respect thereto), (iii) any accounts payable or employment or other taxes (except to the extent of the amount thereof, if any, included in the calculation of the Actual Working Capital Amount or Actual Long-term Liabilities), and (iv) accrued but unpaid compensation or other benefits to any of the employees, agents, consultants or advisers of the Company, Medi-Serve or any of the Subsidiaries, including accrued vacation (except to the extent of the amount thereof, if any, included in the calculation of the Actual Working Capital Amount or Actual Long-term Liabilities). At Closing, the Shareholder shall assume and undertake in a writing in the form and substance of Exhibit 2.3(b) (the "UNDERTAKING") to perform all Prohibited Liabilities when and as the same become due in accordance with their terms. The Company, Medi-Serve, the Subsidiaries and Buyer will not assume any liabilities of Shareholder or provide any guaranty therefor or obtain any release of any of the same except as provided in Section 10.10, below.

         2.4 DESIGNATED CONTRACTS. Within ten (10) business days after the date hereof, Buyer shall deliver to the Shareholder Schedule 2.4 setting forth each of the Contracts identified on Schedule 5.7(b) that the Company, Medi-Serve or any of the Subsidiaries shall not retain as of the Closing (the "DESIGNATED CONTRACTS"). Within five (5) days after Buyer shall have delivered Schedule 2.4 to Shareholder, the Shareholder may terminate this Agreement in accordance with
Section 12.1 by giving notice thereof during such five (5) day period if any Contracts shall be listed on Schedule 2.4. If Shareholder shall not so notify Buyer within such time period, then such right to terminate this Agreement shall expire. Prior to the Closing (unless the Shareholder shall have terminated this Agreement as provided above), each Designated Contract set forth on Schedule 2.4 shall be terminated (or the Company, Medi-Serve and the Subsidiaries shall otherwise be released from all liability with respect thereto) at the sole cost and expense of the Shareholder (or at the cost of the Company, Medi-Serve or the Subsidiaries to the extent such cost is expressly included in the calculation of the Actual Working Capital Amount or Actual Long-term Liabilities). It shall be a condition precedent of Buyer to the Closing that all required consents shall have been obtained from each party to each Contract (that is not a Designated Contract) with respect to which the change in control contemplated by this Agreement requires such consent ("CONSENT CONTRACTS"), except to the extent that the failure to obtain such consents with respect to Consent Contracts is not reasonably likely to have a material adverse effect on the Company, Medi-Serve or the operation of the Business. If the

Company, Medi-Serve or any of the Subsidiaries shall enter into any agreement, lease, contract, instrument or commitment after the date hereof and prior to Closing that would be deemed to be "material" as defined in Section 5.7 below if it were in existence on the date hereof, or if there shall be disclosed any agreement, lease, contract, instrument or commitment that should have been disclosed on Schedule 5.7(b) hereto but that was not so disclosed, then Buyer shall have five (5) business days from the date on which so disclosed to Buyer to notify the Shareholder as to whether such agreement, lease, contract, instrument or commitment shall be a Designated Contract. If Buyer fails to so notify the Shareholder then such agreement, lease, contract, instrument or commitment shall not be deemed to be a Designated Contract.

         2.5 ESCROW INDEMNIFICATION.

             (A) At the Closing, pursuant to an Escrow Agreement to be executed by the parties in substantially the form and substance of Exhibit 2.5(a) hereto, the Escrow Deposit shall be deposited with CoreStates Bank, N.A. or another escrow agent acceptable to Buyer and Shareholder (the "ESCROWEE") and shall be held by the Escrowee, together with all interest or income, if any, earned thereon in accordance with the Escrow Agreement, as a non-exclusive source of indemnification from the Shareholder for any amount due to any Buyer Indemnitee (as such term is hereinafter defined in Section 11.2) pursuant to Articles II, XI, or otherwise. The Escrow Deposit (plus all interest or income earned thereon in accordance with the Escrow Agreement) less any claims made in good faith for Losses (as such term is defined in Section 11.2) and any amounts paid to Buyer or the Shareholder in accordance with Section 2.2(b) above shall be released to Shareholder on the second anniversary of the Closing Date (the "ESCROW RELEASE DATE").

             (B) Subject to the limitations set forth in Article III below (including without limitation, with respect to the sale of shares of IHS Stock issued pursuant to this Agreement), if Shareholder shall so request, the shares of IHS Stock constituting all or part of the Escrow Deposit, shall be sold in a bona fide third party transaction for the account of the Escrow Deposit, if the entire gross proceeds of such sale shall become part of the Escrow Deposit, and shall be deposited with the Escrowee and held pursuant to the Escrow Agreement, and Buyer shall have reasonably determined that a satisfactory procedure shall have been established so that at all times before, during and after such sale, the escrowed shares of IHS Stock to be sold and said gross proceeds thereof shall be subject to the sole possession and control of the Escrowee pursuant to the terms of the Escrow Agreement, and shall be, free and clear of all Liens of third parties (other than Liens in favor of the Escrowee to the extent, if any, provided in the Escrow Agreement).

             (C) If any shares of IHS Stock constituting any part of the Escrow Deposit shall be sold, the gross proceeds thereof shall be held by the Escrowee pursuant to the terms of the Escrow Agreement, and shall be invested in accordance with the instructions of Shareholder (subject to the reasonable approval of Buyer) as provided in the Escrow Agreement. Any interest or income or dividends paid on or in respect of all or any part of the Escrow Deposit ("ESCROW INCOME") shall be added to, and shall thereafter constitute part of the Escrow Deposit.

             (D) The costs, fees and expenses of the Escrowee shall be borne equally by Buyer, on the one hand, and Shareholder, on the other hand.

       2.6 NEW GREENVILLE LEASE. Upon the Commencement (as defined below) of the New Greenville Lease, the Magnolia Base Amount (and correspondingly, the Magnolia Merger Consideration,) shall be increased by $400,000, and Buyer shall pay to the Shareholder such $400,000 amount by delivery of shares of IHS Stock (valued using the Closing Date as the date of determination in accordance with Section 3.1(a), below). "Commencement" of the New Greenville Lease shall be deemed to have occurred upon the last to occur of the following: (x) the completion of construction of the New Greenville Facility, (y) the granting of a certificate of need by the State of South Carolina to the New Greenville Facility, and (z) the granting of all other licensure necessary to permit the opening of the New Greenville Facility to patients.

         2.7 GOLDEN AGE AND INMAN HEALTH CARE FACILITIES. The Shareholder represents and warrants that on January 30, 1998, Magnolia purchased the stock of each of C.W. Johnson, Inc. and Inman Nursing Facilities, Inc., lessors of facilities leased by Magnolia subsidiaries, Golden Age Inman, Inc. and Inman Healthcare, Inc., respectively pursuant to certain leases (the "GOLDEN AGE/INMAN LEASES"), copies of which have been delivered to Buyer. The Shareholder represents and warrants that Magnolia incurred long-term liabilities in the amount of $1,840,000 (the "GOLDEN AGE/INMAN DEBT") in connection with such acquisition. Buyer agrees that such Golden Age/Inman Debt shall not be included as long-term liabilities for purposes of Section 2.2, above. In addition, based on the foregoing, Buyer agrees that the Magnolia Base Amount (and correspondingly, the Magnolia Merger Consideration) shall be increased by an amount equal to $150,000.

         2.8 TAYLOR LITIGATION. H. Thomas Taylor ("TAYLOR") is the landlord of five properties that are currently leased by Magnolia from Taylor and so identified on Schedule 5.7(b)(ix), below (the "TAYLOR LEASES"). Each Taylor Lease contains a provision that rent will be equal to the cost of capital as of the date thereof, which is the subject of current litigation between Taylor and Magnolia among other issues (the "TAYLOR LITIGATION"). Consequently, Magnolia agrees to reserve $1,100,613 on its Estimated Closing Date Balance Sheet or to resolve the Taylor Litigation prior to Closing. Furthermore, Magnolia and Shareholder represent and warrant that the base rent for all of the Taylor Leases shall be not more than $1,333,155 commencing on April 1, 1998 (absent any changes made pursuant to any settlement agreement approved by Buyer). Magnolia and the Shareholder also represent and warrant that in connection with the Taylor Litigation, Taylor's counsel, Nelson Mullins Riley & Scarborough, L.L.P. is holding $383,785 and Magnolia's counsel, Quinn, Patterson & Willard is holding $247,948 in escrow of Magnolia (collectively. the "TAYLOR ESCROW AMOUNT"), which amounts shall be applied against amounts due to Taylor under the Taylor Leases or returned to the Company. Regardless of GAAP, the Taylor Escrow Amount will be treated as current assets for working capital purposes. Magnolia and

Shareholder represent and warrant that, notwithstanding the Taylor Litigation or any disclosure made pursuant to Section 5.7(a) below, the Taylor Litigation will not result in the termination of any of the Taylor Leases.

         2.9 EMPLOYMENT UNDERTAKING. Buyer hereby undertakes to interview Ralph Wessinger, Magnolia's reimbursement specialist, and to give good faith consideration to the prospect of continuing Mr. Wessinger's employment with Magnolia in such capacity.

         2.10 MEDI-SERVE DIVIDEND. The parties acknowledge that, on or prior to the Closing Date, Medi-Serve may pay a cash dividend to the Shareholder in the amount not to exceed $950,000. In connection therewith, Medi-Serve shall be entitled to extend its line of credit, on terms and conditions reasonably satisfactory to Buyer, with NationsBank, N.A. to borrow sufficient cash to pay such dividend. Any amounts so borrowed and outstanding on the Closing Date shall constitute current liabilities for purposes of Section 2.2(a) above, and any guaranty by Shareholder of the repayment of such amounts shall be subject to
Section 11.3(d) hereof.

                             ARTICLE III: IHS STOCK
                             ----------------------

         3.1 IHS STOCK. As set forth in this Agreement, the Merger Consideration and various adjustments to the Merger Consideration shall be payable by means of the delivery of shares of IHS Stock. Such deliveries shall be made in accordance with the following:

             (A) SHARE VALUE. Notwithstanding anything to the contrary contained in this Agreement, any reference in this Agreement or in any Transaction Document to use of the Closing Date as the date of determination to value shares of IHS Stock to be delivered in accordance with this Agreement shall be deemed to mean that the number of shares of IHS Stock to be delivered shall be valued by using the average closing New York Stock Exchange ("NYSE") price of IHS Stock for the sixty (60) trading day period ending on (and including) April 14, 1998. In all other cases, whenever shares of IHS Stock are to be delivered pursuant to this Agreement, the number of shares of IHS Stock shall be valued as of the Applicable Valuation Date (defined below) by using the average closing NYSE price of IHS Stock for the sixty (60) trading day period ending on (and including) the date which is two (2) trading days prior to the Applicable Valuation Date. Unless otherwise expressly provided elsewhere in this Agreement, the applicable valuation date (the "APPLICABLE VALUATION DATE") shall mean the date on which the dollar amount to be paid (whether by reason of an indemnification claim or Merger Consideration adjustment or otherwise) is finally determined.

             (B) REGISTRATION RIGHTS. Buyer will use its best efforts to cause to be filed with the Securities and Exchange Commission (the "COMMISSION"), within forty-five (45) days following the Closing Date, a registration statement (a "SHELF REGISTRATION STATEMENT") for the registration of the IHS Stock issued to Shareholder, under the Securities Act of 1933, as amended (the "SECURITIES ACT") and Buyer shall use its best efforts to cause such registration statement to be declared effective by the Commission within ninety (90) days following the Closing Date, and Buyer shall maintain the effectiveness of such registration statement for a period of one
(1) year following the Closing Date, or until Shareholder shall not own any of the shares of IHS Stock issued pursuant to this Agreement, whichever shall occur first, in each case except to the extent that an exemption from registration may be available.

             (C) REGISTRATION EXPENSES. Shareholder shall not be responsible for, and Buyer shall bear, all of the reasonable expenses of the Buyer related to such registration including, without limitation, the fees and expenses of its counsel and accountants, all of its other costs, fees and expenses incident to the preparation, printing, registration and filing under the Securities Act of the Shelf Registration Statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of shares of IHS Stock and the costs and expenses (including fees and disbursements of its counsel) incurred in connection with the qualification of the shares of IHS Stock under the Blue Sky laws of various jurisdictions. Buyer, however, shall not be required to pay or incur underwriter's or brokerage discounts, commissions or expenses, or to pay or incur any costs or expenses arising out of Shareholder's failure to comply with its obligations under this
Article III, or to pay or incur any costs or expenses arising out of the inclusion of any transferee of Shareholder in the Shelf Registration Statement.

             (D) RESALE LIMITATIONS. The Shareholder hereby covenants with Buyer that all resales by the Shareholder and, if any, his transferees of such shares (other than transferees acquiring shares pursuant to a sale pursuant to an effective registration statement or Rule 144 promulgated pursuant to the Securities Act ("RULE 144") and in accordance with subsection (d)) of shares of IHS Stock issued pursuant to this Agreement shall be effected solely through Salomon Smith Barney, Inc., as broker, and resales by the Shareholder and, if any, his transferees of such shares (other than transferees acquiring shares pursuant to a sale pursuant to an effective registration statement or Rule 144 and in accordance with this subsection (d)), shall not at any time, in the aggregate, during the period commencing on the Closing Date and ending 120 days after the Effective Date (as defined in Section 3.1(l), below), exceed one hundred and thirty thousand (130,000) shares (plus, if any shares of IHS Stock are issued to the Shareholder pursuant to subsection (l) below, twenty-five percent (25%) of the number of such additionally issued shares) during any thirty (30) day period, or thereafter exceed One Hundred Thousand (100,000) shares during any thirty (30) day period. For purposes of this subsection (d), the term Shareholder shall include W. Stewart Swain and L.P. Herzog with respect to any shares of IHS Stock received by them pursuant to the Premiere Merger Agreement. Notwithstanding the foregoing, Buyer agrees that the foregoing volume restrictions shall not apply to sales, until 150 days after the Shelf Registration Statement is declared effective, of (i) shares of IHS Stock held in escrow and made pursuant to Section 2.5(b) above to satisfy indemnification, or
(ii) Merger Consideration reduction obligations of the Shareholder.

             (E) REGISTRATION PROCEDURES, ETC. In connection with the registration rights granted to the Shareholder with respect to the shares of IHS Stock as provided in this Section 3.1, after the Closing Buyer covenants and agrees as follows:

                 (I) Buyer will promptly notify the Shareholder, at any time when a prospectus relating to the Shelf Registration Statement is required to be delivered under the Securities Act, of the happening of any event known to Buyer as a result of which the prospectus included in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                 (II) Buyer shall furnish the Shareholder with such number of prospectuses as shall reasonably be requested by Shareholder in connection with any actual or contemplated resales.

                 (III) Subject to the ultimate sentence in Section 3.1(c) above, Buyer shall take all necessary action which may be required in qualifying or registering the shares of IHS Stock included in a Shelf Registration Statement for offering and resale under the securities or Blue Sky laws of such states as reasonably are requested by the Shareholder, provided that Buyer shall not be obligated to qualify as a foreign corporation or dealer to do business under the laws of any such jurisdiction.

                 (IV) The information included or incorporated by reference in the Shelf Registration Statement will not, at the time such Shelf Registration Statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or as necessary to correct any statement in any earlier filing of such Shelf Registration Statement or any amendments thereto. The Shelf Registration Statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Buyer shall indemnify the Shareholder and each person, if any, who controls such Shareholder within the meaning of ss.15 of the Securities Act or ss.20(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement executed by Buyer or based upon written information furnished by Buyer filed in any jurisdiction in order to qualify shares of IHS Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, NYSE or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to Buyer by the Shareholder specifically for use in such Shelf Registration Statement (it being understood that Buyer may rely on the representations and warranties of Shareholder made pursuant to this Agreement in preparing the Shelf Registration Statement), any amendment or supplement thereto or any application, as the case may be. If any action is brought against the Shareholder or any controlling person of the Shareholder in respect of which indemnity may be sought against Buyer pursuant to this subsection 3.1(e)(iv), such person shall within thirty (30) days after the receipt thereby of a summons or complaint, notify Buyer in writing of the institution of such action and Buyer shall assume the defense of such action, including the employment and payment of reasonable fees and expenses of counsel (reasonably satisfactory to the Shareholder or such controlling person). Shareholder or such controlling person shall have the right to employ her, his, its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Shareholder or controlling person unless (A) the employment of such counsel shall have been authorized in writing by Buyer in connection with the defense of such action, or (B) Buyer shall not have employed counsel to have charge of the defense of such action within twenty (20) days of the request therefor, or (C) such indemnified party or parties shall have reasonably concluded and notified Buyer that there may be defenses available to her, him, it or them which are different from or additional to those available to Buyer (in which case, Buyer shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for the Shareholder and such controlling persons shall be borne by Buyer.

                 (V) The Shareholder, and his successors and assigns, shall severally, and not jointly, indemnify Buyer, its officers and directors and each person, if any, who controls Buyer within the meaning of ss.15 of the Securities Act or ss.20(a) of the Exchange Act against all loss, claim, damage, expense and liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise (Federal, State, local or otherwise), arising from inaccuracies in or omissions from information furnished in writing by or on behalf of Shareholder, or any of his successors or assigns specifically for inclusion in the Shelf Registration Statement, any Exchange Act filing or any State Blue Sky Law filing.

             (F) NOTICE OF SALE. Shareholder shall not resell or otherwise transfer any interest in any of the shares of IHS Stock issued to Shareholder pursuant to this Agreement unless Shareholder shall have complied in all material respects, with all of his obligations under this Agreement, and unless Shareholder shall have given prior notice to Buyer, describing in reasonable detail Shareholder's intention to effect the transfer and the manner of the proposed transfer. If the transfer is to be pursuant to an effective Shelf Registration Statement as provided herein, Shareholder will resell only in compliance with the disclosure therein and discontinue any offers and sales thereunder upon notice from Buyer to the Shareholder that the Shelf Registration Statement relating to the shares of IHS Stock being transferred is not "current" until Buyer gives further notice that offers and sales may be recommenced. In the event of any such notice from Buyer, Buyer agrees to file expeditiously such amendments to such Shelf Registration Statement as may be necessary to bring it current during the period specified in this Section 3.1 and to give prompt notice to Shareholder when the Shelf Registration Statement has again become current. If the Shareholder delivers to Buyer an opinion of counsel reasonably acceptable to Buyer and its counsel in form and substance reasonably acceptable to them and to the effect that the proposed transfer of shares of IHS Stock may be made without registration under the Securities Act and all applicable state securities laws, Shareholder will, subject to Section 3.1(d) above, be entitled to transfer said shares of IHS Stock in accordance with the terms of the notice and opinion of his counsel.

             (G) CONDITIONS. It shall be a condition precedent to the obligations of the Buyer to take any action pursuant to this Article III that the Shareholder shall furnish to the Buyer such information regarding themselves, the shares of IHS Stock held by them, the intended method of disposition of such securities, and such other information as shall reasonably be requested by Buyer to the extent necessary to effect the registration of their shares of IHS Stock. In that connection, Shareholder shall be required to represent and warrant to the Buyer that all such information which is given is both complete and accurate in all material respects. It also shall be a condition precedent to the obligations of the Buyer to take any action pursuant to this Article III that the Shareholder shall deliver to the Buyer a statement in writing that they bona fide intend to resell, transfer or otherwise dispose of the shares of IHS Stock. Shareholder will, severally, promptly notify Buyer at any time when a prospectus relating to a Shelf Registration Statement covering Shareholder's shares under this Section 3.1 is required to be delivered under the Securities Act, of the happening of any event known to Shareholder as a result of which the prospectus included in such Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements are made.

             (H) INVESTMENT REPRESENTATIONS. All shares of IHS Stock to be issued hereunder will be newly issued shares of Buyer. Shareholder represents and warrants to Buyer that the shares of IHS Stock being issued hereunder are acquired, and will be acquired, by the Shareholder for investment for his own accounts and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or any applicable state securities law other than pursuant to an effective registration statement or Rule 144; the Shareholder acknowledges that the shares of IHS Stock issued to them pursuant to this Agreement constitute restricted securities under Rule 144, and may have to be held indefinitely, and the Shareholder agrees that no shares of IHS Stock issued to him pursuant to this Agreement may be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act, the rules and regulations thereunder, and under all applicable state securities laws. The Shareholder represents and warrants that he has the knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the investment, is able to bear the economic risk of such investment, and is an accredited investor within the meaning of Regulation D promulgated pursuant to the Securities Act. The Shareholder represents and warrants that he has had the opportunity to make inquiries of and obtain from representatives and employees of Buyer such other information about Buyer as he deems necessary in connection with such investment.

             (I) LEGEND. It is understood that, prior to resale of any shares of IHS Stock pursuant to an effective Shelf Registration Statement pursuant to subsection (e) above, the certificates evidencing such shares of IHS Stock shall bear the following (or a similar) legend (in addition to any legends which may be reasonably required in the opinion of Buyer's counsel by the applicable securities laws of any state), and upon resale of such shares pursuant to such an effective registration, new certificates shall be issued for the shares sold without such legends except as otherwise required by law:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

             (J) CERTAIN TRANSFEREES. Except in the case of any transfer of any shares of IHS Stock issued pursuant to this Agreement to a person pursuant to the laws of intestacy and succession upon the death of Shareholder or in an open market transaction subsequent to the effective date of, and pursuant to, the Shelf Registration Statement covering such shares of IHS Stock or in accordance with Rule 144 promulgated under the Securities Act, Shareholder shall not transfer any such shares of IHS Stock to any person or entity unless such transferee shall have agreed in a writing, in form and substance satisfactory to Buyer, to be bound by the provisions applicable to the Shareholder under this
Article III and such transfer shall be made in accordance with all applicable Federal and state securities laws as set forth in subsection (g) above and otherwise in accordance with this Article III.

             (K) RULE 144 REPORTING. With a view to making available the benefits of the certain rules and regulations of the Commission which may permit the resale of restricted securities to the public without registration under certain circumstances, the Buyer agrees, so long as there shall be outstanding in the hands of the Shareholder 100,000 shares of IHS Stock issued pursuant to this Agreement, to furnish to Shareholder who so reasonably requests in writing, a written statement by the Buyer as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Buyer, and such other reports and documents with the Commission so filed as Shareholder may reasonably request from time to time in availing himself of any rule or regulation of the Commission allowing such holder to sell any such shares without registration.

             (L) If, notwithstanding the use of its best efforts as provided in subsection (b) above, Buyer does not cause the Shelf Registration Statement to be declared effective within one hundred and fifty (150) days after the Closing Date, then as of the date that such Shelf Registration Statement shall become effective (the "EFFECTIVE DATE"), the number of Additional Cash IHS Cash Shares shall be adjusted so that the number of T. Cash Security Shares issued to the Shareholder pursuant to this Agreement shall have an aggregate fair market value equal to the original principal amount of the Closing Loan based upon a price per share of such stock equal to the average closing NYSE price of such stock for the sixty (60) trading day period ending on the date which is two (2) trading days prior to such effective date (the "ADJUSTED MARKET VALUE PER ADDITIONAL IHS SHARE"). Within five (5) business days after such effective date Buyer shall deliver notice (the "ADJUSTMENT NOTICE") to the Shareholder of the Adjusted Market Value Per Additional IHS Share and the number of shares to be delivered by Buyer to Shareholder (if the Adjusted Market Value Per Additional IHS Share shall be less than the average market value per share used on the Closing Date (the "INITIAL MARKET VALUE PER SHARE") or by the Shareholder to Buyer (if the Adjusted Market Value Per Additional IHS Share shall be greater than the Initial Market Value Per Share) so as to effect the adjustment described in this subsection 3.l(l). The number of shares to be delivered or issued, as the case may be, shall be rounded up or down so that no fractional shares need be issued. Within five (5) business days the parties shall make the delivery of the shares of IHS Stock required in the Adjustment Notice.

                             ARTICLE IV: THE CLOSING
                             -----------------------

         4.1 TIME AND PLACE OF CLOSING. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place by mail through escrow arrangements satisfactory to the parties hereto on the day that is one
(1) business day after satisfaction of all of the conditions to closing set forth in this Agreement, shall have been tendered, made or expressly waived, but in no event later than April 21, 1998, unless all necessary regulatory approvals have not been obtained. In such event, the Closing shall take place at such other time and place upon which the parties may agree. The date on which the Closing is held is referred to in this Agreement as the "CLOSING DATE".

                ARTICLE V: REPRESENTATIONS AND WARRANTIES OF THE
                ------------------------------------------------
                       SHAREHOLDER, MEDI-SERVE AND COMPANY
                       -----------------------------------

         The Company (prior to the Closing only) and Medi-Serve (prior to the Closing only) and Shareholder hereby jointly and severally represent and warrant to Buyer as follows:

         5.1   ORGANIZATION   AND  STANDING  OF  THE  COMPANY  AND   MEDI-SERVE;
SUBSIDIARIES.

             (A) Except as set forth on Schedule 5.1(a), neither the Company nor Medi- Serve has any equity interest or investment, directly or indirectly, in any other corporation, limited liability company or partnership, limited or general partnership, joint venture, or other entity, organization or association. Schedule 5.1(a) also sets forth the percentage equity interest and percentage voting interest held directly or indirectly (in which case the nature of such indirect interest also is set forth on Schedule 5.1(a)) in the entities, if any, listed on Schedule 5.1(a) and whether or not such equity interest or voting interest is held beneficially and of record. The parties agree that each entity in which the Company or Medi-Serve holds an equity interest and that is identified as a "Subsidiary" on Schedule 5.1(a) is sometimes referred to in this Agreement as a "SUBSIDIARY". Except as set forth on Schedule 5.1(a), the financial results of each Subsidiary are included in the Financial Statements (as such term is hereinafter defined in Section 5.8) on a combined basis in accordance with GAAP.

             (B) Except as set forth on Schedule 5.1(b), each of the Company, Medi- Serve and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Copies of the Articles of Incorporation and By-Laws of the Company and
Medi-Serve  and copies of the  Articles  of  Incorporation  and By-Laws or other governance  documents  of the  Subsidiaries  (such as  certificates  of  limited partnerships and limited partnership agreements in the case of limited partnerships or articles of organization and operating agreements in the case of limited liability companies) ("GOVERNING DOCUMENTS"), and all amendments thereof to date, have been delivered to Buyer and are complete and correct. Each of the Company, Medi-Serve and each Subsidiary has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it and to enter into this Agreement and each of the Transaction Documents (as defined below in Section 5.2) to which it is a party and to perform its obligations hereunder and thereunder. Each of the Company, Medi-Serve and each Subsidiary is qualified to do business as a foreign corporation in each state where the ownership of its assets or the conduct of its business would make such qualification necessary.

         5.2 AUTHORITY. The Company and Medi-Serve have the full corporate power and authority to make, execute, deliver and perform this Agreement (including all Schedules and Exhibits hereto), and all other agreements, instruments, certificates and documents required or contemplated hereby or thereby (collectively "TRANSACTION DOCUMENTS") to be executed or delivered by it, and to consummate all of the transactions contemplated hereby and thereby. Such execution, delivery, performance and consummation have been duly authorized by all necessary action, corporate or otherwise, on the part of the Company and Medi-Serve. Any rights of appraisal or dissenter's rights with respect to the transactions contemplated by this Agreement have been waived.

             (B) Shareholder has the full legal power and capacity to make, execute, deliver and perform this Agreement (including all Schedules and Exhibits hereto), and all Transaction Documents to be executed or delivered by him, and to consummate all of the transactions contemplated hereby and thereby. Such execution, delivery, performance and consummation have been made in the exercise of Shareholder's free will and volition, and any necessary consents of holders of indebtedness of Shareholder to the transactions contemplated by this Agreement have been obtained.

         5.3 BINDING EFFECT. This Agreement constitutes, and when delivered at or prior to the Closing, each Transaction Document executed by Shareholder, Medi-Serve or the Company will constitute, the legal, valid and binding obligations of such Shareholder, Medi-Serve or the Company, as the case may be, enforceable against it or him or, as the case may be, in accordance with their respective terms.

         5.4 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement or any of the Transaction Documents by Shareholder, Medi-Serve or the Company nor the performance by Shareholder, Medi-Serve or the Company of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under or will cause the termination of (A) in the case of the Company, Medi-Serve, any Subsidiary or Shareholder that is not an individual person, its Certificate of Incorporation or other Governing Document; or (B) any judgment, order, writ, injunction, decree, statute, law, rule, regulation, directive, mandate or ordinance ("GOVERNMENTAL REQUIREMENTS") of any Federal, state, local or other governmental or quasi-governmental agency, bureau, board, council, administrator, court, arbitrator, commission, department, instrumentality, body or other authority ("GOVERNMENTAL AUTHORITIES") applicable to it or him or the operation of the Business or the ownership of any of the Assets; or (C) any agreement, indenture, contract or instrument to which Shareholder is now a party or by which he or any of his assets is bound.

         5.5 CONSENTS. Except as set forth on Schedule 5.5, no authorization, consent, approval, license, filing or registration by the Company, Medi-Serve, any Subsidiary, Shareholder or, to the best knowledge of the Group, the Buyer, with any Governmental Authority, is or will be necessary in connection with the entry into, execution, delivery and performance of this Agreement or any of the Transaction Documents by the Company, Medi-Serve or Shareholder, or for the consummation of the transactions contemplated hereby and thereby.

         5.6 SCHEDULE OF ASSETS AND PROPERTIES; TITLE; CONDITION.

             (A) (I) Set forth on Schedule 5.6(a)(i)-1 is a complete and accurate list, arranged by Magnolia Facility and Medi-Serve Facility, of all material items of machinery, and all material items of equipment, office equipment, and furniture, and any other material items of personal property, in each case that comprise or are utilized or are held for use in connection with the Company, Medi-Serve or any of the Subsidiaries or are necessary to the operation of the Business. For purposes of the foregoing, "material" means an item having a value in excess of $10,000. Set forth on Schedule 5.6(a)(i)-2 is a complete and accurate list, arranged by Magnolia Facility and Medi-Serve Facility (and indicating the interest held therein), of all vehicles used in connection with the Business or owned or leased by the Company, Medi-Serve or any Subsidiary. Said Schedules 5.6(a)(i)-1 and 5.6(a)(i)-2 also set forth which of such assets are owned by the Company, Medi-Serve or any of the Subsidiaries
(the "OWNED ASSETS"), leased by the Company, Medi-Serve or any of the Subsidiaries (the "LEASED ASSETS"), or managed by the Company, Medi- Serve or any of the Subsidiaries (the "MANAGED ASSETS").

                 (II) Set forth on Schedule 5.6(a)(ii) is a complete and accurate list of all patents, trademarks, service marks, copyrights, or applications for any of the same, franchises, proprietary rights and other authorizations (other than Licenses as set forth on Schedule 5.10 hereof), if any, and any other items of intangible or intellectual property that are owned, possessed or used by the Company or Medi-

Serve (owned, managed, leased or licensed) that comprise or are utilized or are held for use in connection with the Company, Medi-Serve or any of the Subsidiaries or are necessary to the operation of the Business (the "PROPRIETARY RIGHTS"). There is no basis for any claim of infringement or misappropriation by or against the Company, Medi-Serve or any Subsidiary with respect to any of the Proprietary Rights.

                 (III)  Shareholder  represents  and warrants  that set forth on
Schedule 5.6(a)(iii) is a list of excluded items or personal effects, which will be removed by him at or about the time of the Closing. Based on the foregoing, Buyer agrees that such personal effects shall not constitute Assets.

             (B) Except as set forth on Schedule 5.6(b), the Company, Medi-Serve or one of their Subsidiaries has good and marketable title to all of the Owned Assets or a good and valid leasehold interest in all of the Leased Assets, or the unrestricted right to use all of the Managed Assets, subject to no liens, claims, security interests, mortgages, pledges, charges, easements, rights of set off, restraints on transfers, restrictions on use, options, or encumbrances of any kind or nature whatsoever ("LIENS"), other than Permitted Liens (as defined below in subsection (c)). Except as set forth on Schedule 5.6(b), no person other than the Company, Medi-Serve or one of their Subsidiaries has any right to the use or possession of any of such property and no currently effective financing statement (other than financing statements granted by lessors of any Magnolia Facilities leased to the Company or one of the Subsidiaries) with respect to any of such personal property has been filed in any jurisdiction, and none of the Company, Medi-Serve and the Subsidiaries has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement. Since formation, each of the Company, Medi-Serve and each Subsidiary has conducted its business activities only under the corporate and/or trade names set forth in Schedule 5.6(b) hereto. All of such personal property comprising equipment, improvements, furniture and other tangible personal property, whether owned, leased, managed or licensed, is in good operating condition and repair except for normal wear and tear in the ordinary course of business and except for items to be replaced in the ordinary course of business consistent with past practice, and is functioning in the manner and for the purpose for which it was intended and is in compliance with (and the operation thereof is in compliance with) all applicable Governmental Requirements, and is sufficient and suitable to operate the Business in a normal and efficient manner.

             (C) "PERMITTED LIENS" means:

                 (I) each lien, if any, described on Schedule 5.6(c) hereto;

                 (II) carriers', warehouseman's, mechanics, materialmen's, repairmen's or other like liens arising in the ordinary course of business which are not overdue for a period of more than 30 days, that in the aggregate do not exceed $50,000;

                 (III) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business, provided that each such deposit shall be included in the Assets and shall not exceed $15,000 in any one case, or $75,000 in the aggregate;

                 (IV)   pledges  or  deposits  in   connection   with   worker's
compensation, unemployment insurance, and other social security legislation;

                 (V) (A) liens in favor of Premiere or its wholly owned subsidiaries, or (B) the rights of lessors of Leased Assets under the leases thereof, or (C) Liens created by the owners of any Leased Facilities (as hereinafter defined in Section 5.11(b)) to the extent permitted by the applicable Tenancy Leases (as hereinafter defined in Section 5.11(b)) (but only to the extent that such Liens will not have a material adverse effect on the operation of the applicable Leased Facility); and

                 (VI) easements, rights-of-way, restrictions and other encumbrances which, in the aggregate, are not substantial in amount with respect to any Magnolia Facility or Medi- Serve Facility, and which do not in any case materially interfere with the ordinary conduct of such Magnolia Facility or Medi-Serve Facility.

             (D) Except as set forth on Schedule 5.6(d), none of the personal property referred to in subsection (a) above is subject to a lease, sublease, license, sublicense, conditional sale, or similar arrangement. Schedule 5.6(d) sets forth the annual rental and unexpired lease term of each such item, and all the information set forth thereon is true, complete and correct.

             (E) The accounts receivable of the Company, Medi-Serve and the Subsidiaries are reflected properly on each of their books and records in accordance with GAAP, have been billed or invoiced in the ordinary course of business consistent with past practice, are not in dispute, and are bona fide.

             (F) The quantities of inventory and supply items referred to in subsection (a) above are reasonable in light of the present and anticipated volume of the business of the Company, Medi-Serve and the Subsidiaries and the inventory and supplies are good, usable, merchantable, and salable in the ordinary course of the business of the Company, Medi-Serve and the Subsidiaries, in each case, as determined by the Company in good faith and consistent with past practice.

         5.7 CONTRACTS.

             (A) The Shareholder has made available for review by Buyer true, complete and correct copies of each agreement, lease, contract, instrument or commitment relating to the Business or to which the Company, Medi-Serve or any Subsidiary is a party or by which the Company, Medi-Serve or any Subsidiary or any of the Assets are bound ("CONTRACTS") that is in writing, and a written description of each material oral Contract. Each material Contract was entered into and requires performance in the ordinary course of business and is in full force and effect. Except as set forth on Schedule 5.7(b), none of the Company, Medi-Serve and the Subsidiaries is in default under any material Contract and there has not been asserted, either by or, to the knowledge of the Group, against the Company, Medi-Serve or any Subsidiary under any material Contract, any notice of default, set-off or claim of default. Except as set forth on Schedule 5.7(b), to the knowledge of the Group, the parties to the material Contracts, other than the Company, Medi-Serve and the Subsidiaries, are not in default of any of their respective obligations under any of the Contracts, and there has not occurred any event which with the passage of time or the giving of notice (or both) would constitute a default or breach under any material Contract. Except as set forth in Schedule 5.7(b), all amounts payable or receivable under each of the Contracts are, and will at the Closing Date, be on a current basis. Except as set forth in Schedule 5.7(b), the change of control in the Company, Medi-Serve or any Subsidiary to Buyer will not be deemed an assignment of, or require consent under any material Contract. None of the Company, Medi-Serve, the Subsidiaries and the Shareholder has received notice or has reason to believe that any of the material Contracts will be terminated by any party thereto within 90 days after the date hereof pursuant to any provision thereof permitting any such party to terminate such material Contract with or without cause. For purposes of this Agreement, a Contract shall not be deemed to be "material" if: (i) it is not required to be disclosed pursuant to subsection (b) below, and (ii) (x) it is terminable by the Company, Medi-Serve or Subsidiary within ninety (90) days at a cost set forth in the contract not to exceed $10,000 or (y) it involves annualized payments of less than $50,000 and it is terminable at no cost within ninety (90) days.

             (B) Except as listed on Schedule 5.7(b), neither Company nor Medi-Serve or any Subsidiary has any continuing rights or obligations under any written or express, oral or implied:

                 (I) contract, agreement or commitment for the employment or retention of, or collective bargaining, severance or termination of or with, any director, officer, employee, consultant, sales representative, agent or group of employees, or any non-competition, non-solicitation, confidentiality or similar agreement with any such person or persons (provided that the foregoing shall not require the disclosure of immaterial oral agreements or oral commitments such as "at will" contracts);

                 (II) contract, agreement or arrangement for the acquisition or disposition of any assets, property or rights having a value in excess of $10,000 or in excess of $25,000 in any series of related transactions or requiring the consent of any party to the transfer and assignment of any such assets, property or rights (by purchase or sale of assets, purchase or sale of stock, merger or otherwise), including without limitation, option agreements;

                 (III) contract, agreement, instrument or commitment involving annual payments in excess of $10,000 which contains any provisions requiring the Company, Medi- Serve or any Subsidiary to indemnify or act for any other person or entity or contract, agreement, instrument or commitment which contains any provisions requiring the Company, Medi-Serve or any Subsidiary to guaranty or act as surety for any other person or entity;

                 (IV) contract, agreement or commitment restricting the Company, Medi-Serve or any Subsidiary from, or in favor of the Company, Medi-Serve or any Subsidiary and restricting any other person or entity from, conducting business anywhere in the world for any period of time or restricting the use or disclosure of any confidential or proprietary information or prohibiting the solicitation of business or of employees, agents or others;

                 (V) partnership, joint venture or management contract or similar arrangement, or agreement which involves a right to share profits or future payments with respect to the Business or any portion thereof or the business of any other person or entity;

                 (VI)  licensing,   distributor,  dealer,  franchise,  sales  or
manufacturer's representative, agency or other similar contract, arrangement or commitment that involves annual payments in excess of $10,000;

                 (VII) contract, agreement or arrangement granting a leasehold or other interest in personal property to the Company, Medi-Serve or any Subsidiary, including without limitation, subleases, licenses and sublicenses that involves annual payments in excess of $10,000;

                 (VIII) contract, agreement or arrangement granting a leasehold or other interest in real property by Company, Medi-Serve or any Subsidiary, including without limitation, subleases, licenses and sublicenses, other than ordinary and customary rights of residents and patients of the Magnolia Facilities;

                 (IX) contract, agreement or arrangement granting a leasehold or other interest in real property to Company, Medi-Serve or any Subsidiary, including without limitation, Tenancy Leases (the "LEASES");

                 (X) management agreement with respect to any Magnolia Facility or Medi-Serve Facility (the "MANAGEMENT AGREEMENTS");

                 (XI) profit sharing, thrift, bonus, incentive, deferred compensation, stock option, stock purchase, severance pay, pension, retirement, hospitalization, insurance or other similar plan, agreement or arrangement applicable to any employee, consultant or agent of the Company, Medi-Serve or any Subsidiary not covered by clause (i) above;

                 (XII) agreement, consent order, plea bargain, settlement or stipulation or similar arrangement with any Governmental Authority;

                 (XIII) agreement with respect to the settlement of any litigation or other proceeding with any third person or entity;

                 (XIV) agreement relating to the ownership, transfer, voting or exercise of other rights with respect to any equity in the Company, Medi-Serve, any

Subsidiary or any other entity, including without limitation, registration rights agreements, voting trust agreements and shareholder and proxy agreements; or

                 (XV) agreement not set forth in subsections (i) through (xiv) above which (x) was not made in the ordinary and normal course of business and consistent with past practice, or (y) not terminable by the Company, Medi-Serve or the applicable subsidiary at any time within ninety (90) days at a cost of not more than $10,000 or (z) involves annualized payments of in excess of $50,000 and is not terminable within ninety (90) days.

         5.8 FINANCIAL STATEMENTS.

             (A) Attached hereto as Schedule 5.8(a)-1 are the unaudited financial statements of the Company and its Subsidiaries on a consolidated basis for the fiscal quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, and for the three-month period ended December 31, 1997, the audited financial statements of the Company and its Subsidiaries on a consolidated basis for the fiscal year ended September 30, 1997, and the audited financial statements of the Company, and its Subsidiaries on a consolidated basis for the fiscal year ended September 30, 1996. Also attached hereto as Schedule 5.8(a)-2 are the unaudited financial statements of Medi- Serve for the fiscal quarters ended March 31, 1997, June 30, 1997, September 30, 1997 and December 31, 1997, the audited financial statements of Medi-Serve for the fiscal year ended December 31, 1997, and the unaudited financial statements of Medi-Serve for the fiscal year ended December 31, 1996. The foregoing described financial statements of the Company, Medi-Serve and the Subsidiaries are referred to hereinafter, collectively, as the "FINANCIAL STATEMENTS". The Financial Statements (including any related notes thereto) are true and correct in all material respects and present fairly the financial condition and results of operations of the Company and Medi-Serve as, at and for the periods therein specified and were prepared in accordance with GAAP except as expressly set forth on Schedules 5.8(a)-1 and 5.8(a)-2. Each of the Financial Statements has been accompanied by the written certification of the Chief Financial Officer of the Company and Medi- Serve, the Shareholder, to be true and correct in all material respects, to present fairly the financial condition and results of operations of the Company, Medi-Serve and the Subsidiaries, as the case may be, at and for the periods therein specified, and to have been prepared in accordance with GAAP except as expressly set forth on Schedules 5.8(a)-1 and 5.8(a)-2. The books of account of the Company, Medi-Serve and the Subsidiaries from which the Financial Statements were prepared accurately reflect all of the items of income and expense, assets, liabilities and accruals of the Company, Medi-Serve and the Subsidiaries. The income statements included in the Financial Statements do not contain any items of special or nonrecurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein, and such financial statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

             (B) The audited balance sheet of the Company and its Subsidiaries contained in the Financial Statements as of September 30, 1997 reflects all liabilities as of the date thereof, and none of the Company and its Subsidiaries has any liabilities that are not reflected thereon, whether or not in accordance with GAAP, except for such current liabilities as have been incurred since the date of such balance sheet in the ordinary course of business consistent with past practice, and liabilities for the items and in the amounts listed on Schedule 5.8(b). The unaudited balance sheet of Medi-Serve contained in the Financial Statements as of September 30, 1997 reflects all liabilities of Medi-Serve as of the date thereof, and Medi-Serve has no liabilities that are not reflected thereon, whether or not in accordance with GAAP, except for such current liabilities as have been incurred since the date of such balance sheet in the ordinary course of business consistent with past practice, and liabilities for the items and in the amounts listed on Schedule 5.8(b). Such balance sheets of the Company and its Subsidiaries, and of Medi-Serve, are referred to herein, collectively, as the "BALANCE SHEET" and the dates of such balance sheets, respectively, are referred to herein, collectively, as the "BALANCE SHEET DATE". Except to the extent set forth or reserved against on the Balance Sheet there is no basis for the assertion against the Company, Medi-Serve or any Subsidiaries of any liability of any nature or in any amount (other than current or scheduled liabilities as aforesaid).

         5.9 MATERIAL CHANGES. Except as specifically described on Schedule 5.9 hereto, since the Balance Sheet Date, there has not been any material adverse change in the condition or prospects (financial or otherwise), of the assets, properties or operations of the Company, Medi- Serve or any of the Subsidiaries, and each of the Company and Medi-Serve and each of the Subsidiaries has conducted its business only in the ordinary course, consistent with past practice. The Company and Medi-Serve have identified and communicated to Buyer all material information that is peculiar or unique to the Business (but not applicable generally to all persons or entities in such business) with respect to any fact or condition that, to the knowledge of the Group, might adversely affect the future prospects (financial or otherwise) of any of the Business.

         5.10 LICENSES; PERMITS; CERTIFICATES OF NEED. Schedule 5.10 sets forth a description of each license, approval, permit, right or other authorization, other than immaterial local business licenses, that is necessary for the operation of any part of the Business (collectively, the "LICENSES"). The Company and Medi-Serve have delivered to Buyer true, correct and complete copies of all of the Licenses and the applications therefor. Schedule 5.10 also sets forth a description of each accreditation of the Business, copies of which the Shareholder has delivered to Buyer. The Company, Medi-Serve or one of the Subsidiaries, as applicable, owns, possesses or has the legal right to use the Licenses, free and clear of all Liens. None of the Company, Medi-Serve and the Subsidiaries is in default under, and none of the Company, Medi-Serve and the Subsidiaries has received any notice of any claim or default or any other claim or proceeding relating to, any such License. Except as set forth on Schedule 5.10, none of the Licenses will expire prior to the first anniversary of the Closing Date or which may not be renewed in the ordinary course of business. The Business is, as it is currently conducted, licensed by all Governmental Authorities from which Licences are required to carry on the Business. No stockholder, director or officer, employee or former employee of the Company, Medi-Serve or any Subsidiary, or any other person, firm or entity owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part in any License, except for the licensors to the Company, Medi-Serve or each Subsidiary, and except for licenses of employees described on Schedule 5.10 as such.

         5.11 THE MAGNOLIA FACILITIES AND MEDI-SERVE FACILITIES.

             (A) Schedule 5.11(a) is a list of all of the Magnolia Facilities and Medi-Serve Facilities, and sets forth for each Magnolia Facility and Medi-Serve Facility all of the following information:

                 (I) the name of such Magnolia Facility and Medi-Serve Facility;

                 (II) the owner of the fee simple title to such Magnolia Facility and Medi-Serve Facility, the lessee of such Magnolia Facility (if applicable) and Medi-Serve Facility (if applicable), and the manager of such Magnolia Facility (if applicable) and Medi-Serve Facility (if applicable);

                 (III) (A) the number of licensed long-term care beds at such Magnolia Facility, (B) the current rates charged by such Magnolia Facility to its patients or residents, (C) the number of beds or units presently occupied in, and the occupancy percentage at, such Magnolia Facility, (D) the number of patients or residents at such Magnolia Facility: (x) who receive reimbursement from, or are participants in, any federal or state Medicare or Medicaid program or (y) for whom payment is not made by Medicare of Medicaid; and

                 (IV) whether said Magnolia Facility is subject to the New Greenville Lease, any Taylor Lease or the lease related to the Woodruff Facility.

             (B) The Company or one or more of the Subsidiaries has good and marketable title to the Magnolia Facility and Medi-Serve Facilities that it listed as owned by it on Schedule 5.11(a) (each an "OWNED FACILITY"), and has a good and valid leasehold interest for the term specified in the applicable lease (each a "TENANCY LEASE") for each Magnolia Facility and Medi-Serve Facility that it listed as leased by it on Schedule 5.11(a) (each a "LEASED FACILITY"), the Company and Medi-Serve do not have knowledge that any person or entity listed as the owner of any Leased Facility does not have good and marketable title to such Leased Facility, in each case, subject to no Liens other than Permitted Liens;

             (C) Except as set forth on Schedule 5.11(c), there are no leases or other agreements of the Company or Medi-Serve as lessor or operator, granting to any third party the right to use, occupy or manage any Magnolia Facility or Medi-Serve Facility (except the ordinary and customary rights of the patients and residents of the

Magnolia Facilities), and no person has any ownership interest or option or right of first refusal to acquire any ownership interest in any Magnolia Facility or Medi-Serve Facility or any building or improvements thereon;

             (D) No written notices of violation have been received by the Company, Medi-Serve or any Subsidiary, or to the best knowledge of the Company and Medi-Serve (but without independent investigation), by any owner of any Leased Facility, from any Governmental Authority that remains in effect which prohibits or restricts the existing use of the structures presently comprising the Magnolia Facilities and Medi-Serve Facilities;

             (E) Except as set forth on Schedule 5.11(e), to the best knowledge of the Company and Medi-Serve, there is no plan, study or effort by any Governmental Authority that would in any material way affect the present use or zoning of any Magnolia Facility or Medi-Serve Facility or any part thereof, and to the best knowledge of the Company and Medi-Serve, there are no assessments or proposed assessments and there is no existing, proposed or contemplated plan to widen, modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceedings that would in any material way affect any Magnolia Facility or Medi-Serve Facility;

             (F) Except as set forth on Schedule 5.11(f), and except to the extent set forth on the engineering reports attached hereto as Exhibit 5.11(f), the buildings and other improvements comprising each Magnolia Facility and Medi-Serve Facility and all of their systems, including without limitation, the heating, ventilating and air conditioning systems, and the plumbing, electrical, mechanical and drainage systems, and roofs are in good operating condition, repair and working order, normal wear and tear excepted;

             (G) No assessment for public improvements has been made against any Magnolia Facility or Medi-Serve Facility that remains unpaid and for which the Company, Medi- Serve or any Subsidiary is liable, and all public improvements ordered, commenced or completed with respect to any Magnolia Facility or Medi-Serve Facility prior to the date of this Agreement and for which the Company, Medi-Serve or any Subsidiary is liable, shall be paid for in full by the Company or Medi-Serve prior to the Closing; and

             (H) None of the Company, Medi-Serve, and the Subsidiaries has received any written notice of material noncompliance from any Governmental Authority regarding any of the improvements constructed at any Magnolia Facility or Medi-Serve Facility or the use or occupancy thereof which remains uncured.

         5.12 LEGAL PROCEEDINGS. Other than as set forth on Schedule 5.12, there are no disputes, claims, actions, suits or proceedings, arbitrations or investigations, either administrative or judicial, pending, or, to the knowledge of the Company or Medi-Serve, threatened or contemplated, nor, to the knowledge of the Company or Medi-Serve, is there any basis therefor, against or affecting the Company, Medi-Serve, any

Subsidiary or any of the Assets, or the rights of the Company, Medi-Serve or any Subsidiary therein or the ability of Shareholder, Medi-Serve or the Company to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any Governmental Authority, including, without limitation, any of the foregoing relating to the infringement of Proprietary Rights. None of the Company, Medi-Serve and the Subsidiaries has received any requests for information with respect to the transactions contemplated hereby from any Governmental Authority.

         5.13 EMPLOYEES. With respect to any employee of the Company, Medi-Serve or any Subsidiary receiving an annual salary of $75,000 or more, Schedule 5.7(b)(i), Schedule 5.7(b)(xi) and Schedule 5.13 together contain a true, complete and correct list of the name, position, current rate of compensation (together with a description of any specific arrangements or rights concerning such persons that are not reflected in any agreement or document referred to in
Schedule 5.7). Each of the Company, Medi-Serve and each Subsidiary is in compliance with all Governmental Requirements applicable to any and all of the employee benefit plans, agreements and arrangements referred to on Schedule 5.7(b)(i) or 5.7(b)(xi), including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No such employee, consultant or agent has any vested or unvested retirement benefits or other termination benefits, except as described on Schedule 5.7(b)(i) or 5.7(b)(xi). The Balance Sheet contains an adequate reserve for vacation accruals and paid time off accruals. There are no severance obligations of Company, Medi- Serve or any Subsidiary. Each employee, agent and consultant of the Company, Medi-Serve or any Subsidiary has all licenses necessary to carry on his or her obligations as an employee of the Company, Medi-Serve or any Subsidiary and to the knowledge of the Company or Medi-Serve (but without independent investigation), each such licensee is in compliance with all of the terms of all such licenses held by him or her. Except as set forth on Schedule 5.13, none of the Company, Medi- Serve and the Subsidiaries has received notice that any senior executive, facility administrator or director of nursing will terminate his or her employment within 180 days after the Closing Date, and none of the Company, Medi-Serve and the Shareholder has reason to believe that any such termination will be likely by reason of any change of control in the Company or Medi-Serve (or any Subsidiary) contemplated by this Agreement.

         5.14 COLLECTIVE BARGAINING, LABOR CONTRACTS, EMPLOYMENT PRACTICES, ETC. Since the date that is two (2) years prior to the date hereof, there has been no material adverse change in the relationship between the Company, Medi-Serve or any Subsidiary and their employees nor any strike or labor disturbance by any of such employees affecting the Business and there is no indication that such a change, strike or labor disturbance is likely. Except as set forth on Schedule 5.14, no employees of the Company, Medi-Serve or any Subsidiary are represented by any labor union or similar organization in connection with their employment by or relationship with, the Company, Medi-Serve or any Subsidiary, and to the knowledge of the Company or Medi-Serve, there are no pending or threatened activities the purpose of which is to achieve such representation of all or some of such employees. Except as set forth on Schedule 5.14, there are no pending suits, actions or proceedings against the Company, Medi-Serve or any Subsidiary relating to any of its past or present employees, and there are no threats of strikes, work stoppages or pending filed grievances by any such employees. Except as set forth on Schedule 5.14, none of the Company, Medi-Serve and the Subsidiaries has any collective bargaining or other labor contracts.

         5.15 ERISA. Except as set forth on Schedule 5.15, none of the Company, Medi-Serve and the Subsidiaries maintains or make contributions to and none of the Company, Medi-Serve and the Subsidiaries has at any time in the past maintained or made contributions to any employee benefit plan which is subject to the minimum funding standards of ERISA. Each plan identified on Schedule 5.15 is in compliance with ERISA and is fully funded. None of the Company, Medi-Serve and the Subsidiaries maintains or makes contributions to and none of them has, at any time in the past, maintained or made contributions to any multi-employer plan subject to the terms of the Multi-employer Pension Plan Amendment Act of 1980 (the "MULTI-EMPLOYER ACT").

         5.16 QUESTIONNAIRE. The healthcare law questionnaire heretofore delivered to the Company and Medi-Serve by Buyer (the "QUESTIONNAIRE") and attached hereto as Exhibit 5.16 has been fully and accurately completed and does not contain any material misstatement of any fact and does not omit any fact that would have to be stated in order not to render any response to such Questionnaire materially misleading.

         5.17 INSURANCE AND SURETY AGREEMENTS. Schedule 5.17 contains a true and correct list of: (A) all policies of fire, liability and other forms of insurance held or owned by the Company, Medi-Serve or any Subsidiary or otherwise in force and providing coverage for the Business or any of the Magnolia Facilities or Assets (including but not limited to medical malpractice insurance, and any state sponsored plan or program for worker's compensation);
(B) all bonds, indemnity agreements and other agreements of suretyship made for or held by the Company or Medi-Serve or otherwise in force and relating to the Business or any of the Magnolia Facilities and Medi-Serve Facilities or Assets, including a brief description of the character of the bond or agreement, the name of the surety or the indemnifying party. Schedule 5.17 sets forth for each such insurance policy the name of the insurer, the amount of coverage, the type of insurance, the policy number, the annual premium and a brief description of the nature of insurance included under each such policy and of any claims made thereunder or increases in premiums therefore during the past two years. Such policies are owned by and payable solely to the Company, Medi-Serve or one of the Subsidiaries, and said policies or renewals or replacements thereof will be outstanding and duly in force at the Closing Date. All insurance policies listed on Schedule 5.17 are in full force and effect, all premiums due on or before the Closing Date have been or will be paid on or before the Closing Date, none of the Company, Medi-Serve and the Subsidiaries has been advised by any of its insurance carriers of an intention to terminate or modify or materially raise the premiums for any such policies, nor have any of them failed to comply with any of the material conditions contained in any such policies.

         5.18 RELATIONSHIPS. Except as disclosed on Schedule 5.18, no officer, director or employee of the Company, Medi-Serve or of any Subsidiary, and neither Shareholder, nor any member of Shareholder's immediate family or of the immediate family of any principal or partner of Shareholder, and no person or entity which is controlled by, under common control with, or controlling any of them (each, an "AFFILIATE") has, or at any time within the last two (2) years has had, a material ownership interest in any business, corporate or otherwise, that is a party to, or in any property that is the subject of, business relationships or arrangements of any kind relating to the operation of the Business. Except as set forth on Schedule 5.18, no Shareholder or Affiliate is guaranteeing any obligations of the Company, Medi-Serve or of any Subsidiary.

         5.19 ASSETS COMPRISING THE BUSINESS. The Assets, including without limitation, all Owned Assets, Leased Assets and Managed Assets (including without limitation, all inventory included therein), Magnolia Facilities, Medi-Serve Facilities, Contracts, Proprietary Rights and Licenses listed on the Schedules to this Agreement, are all of the tangible and intangible properties (real, personal and mixed), including, without limitation, all licenses, intellectual property, permits and authorizations, contracts, leases and other agreements that are necessary or material to the operation of the Business as now operated.

         5.20 ABSENCE OF CERTAIN EVENTS. Except as set forth on Schedule 5.20, since the Balance Sheet Date, none of the Company, Medi-Serve and the Subsidiaries has:

             (A) sold, assigned, transferred or disposed of any Assets, except in the ordinary course of business consistent with past practice;

             (B) mortgaged, pledged or subjected to any Lien of any nature whatsoever any of the Assets, other than Permitted Liens;

             (C) entered into any Contract, or made or suffered any termination of any Contract, or made or suffered any modification or amendment of any Contract except for terminations, modifications and amendments of Contracts made in the ordinary course of business consistent with past practice and which would not adversely affect earnings or otherwise be material, and none of the Company, Medi-Serve and the Subsidiaries has received notice or has knowledge that any Contract has been terminated or will be terminated or modified or amended (as aforesaid);

             (D) except in the ordinary course of business, consistent with past practice, or otherwise to comply with any applicable minimum wage law, increased the salaries or other compensation of any of its employees, or made any increase in, or any additions to, other benefits to which any of such employees may be entitled;

             (E) discharged or satisfied any Lien or encumbrance, or satisfied, paid or prepaid any material liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities, the failure to pay or discharge of which has caused or may cause any actual damage or risk of loss to the Company or Medi-Serve or any Subsidiary or the Business or the Assets;

             (F) incurred any liabilities, other than trade payables and other operating liabilities that would be reflected on the date incurred as current liabilities on a balance sheet of the Company, Medi-Serve and the Subsidiaries, on a combined basis, in accordance with GAAP, and in the ordinary course of business consistent with past practice;

             (G) failed to collect accounts receivable in the ordinary course of business consistent with past practice;

             (H) changed any of the accounting principles followed by it or the methods of applying such principles;

             (I) canceled, modified or waived any debts or claims held by it, other than in the ordinary course of business consistent with past practice, or waived any rights of substantial value, whether or not in the ordinary course of business; or

             (J) issued any capital stock, or declared or paid or set aside or reserved any amounts for payment of any dividend or other distribution in respect of any equity interest or other securities, or redeemed or repurchased any of its capital stock or other securities, or made any payment to any Affiliate except for payments of compensation in the ordinary course of business consistent with past practice and disclosed to Buyer as such;

             (K)  failed  to  collect,   withhold   and/or  pay  to  any  proper
Governmental Authority, any Taxes (as hereinafter defined in Section 5.22) required by applicable Governmental Requirement to be so collected, withheld and/or paid;

             (L) instituted, settled or agreed to settle any litigation, action or proceeding before any Governmental Authority relating to it or its property or received any threat thereof, except for settlements of cost report claims in the ordinary course of business consistent with past practice and that have not had a material adverse effect on the Company, Medi-Serve or the Business;

             (M) entered into any material transaction other than in the ordinary course of business consistent with past practice; or

             (N) agreed or otherwise become committed to do any thing described in any of subsections (a) through and including (m) above.

         5.21 COMPLIANCE WITH LAWS.

             (A) The Company, Medi-Serve, each Subsidiary and to the Group's knowledge, each of their respective licensed employees are in compliance with all Governmental Requirements applicable to them, the Assets or the operation of the Business. None of the Company, Medi-Serve and the Subsidiaries has received any claim or notice that any of the Magnolia Facilities, Medi-Serve Facilities or Assets is not in compliance with any applicable Governmental Requirement. The Company and Medi-Serve shall report to Buyer, within five (5) days after its receipt thereof, any written or oral claims or notices that any of the licensed employees of either of them or any Subsidiary, any of the Magnolia Facilities or Medi-Serve Facilities, or any of the Assets is not in compliance with any of the foregoing.

             (B) Except as set forth on the environmental reports relating to the Magnolia Facilities and Medi-Serve Facilities as identified on as Exhibit 5.21(b), at all times, each of the Company and Medi-Serve and each Subsidiary has complied, and is complying in all respects with all environmental and related Governmental Requirements applicable to it, the Magnolia Facilities and Medi-Serve Facilities, and its Assets, including, but not limited to, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act, and subsequent amendments, the Federal Toxic Substances Control Act, as amended, with respect to the environmental or healthful state, condition or quality of any property (collectively "ENVIRONMENTAL LAWS"). The foregoing representation and warranty applies to all aspects of the operation of the Business and the use and ownership of the Assets including, but not limited to, the use, handling, treatment, storage, transportation and disposal of any hazardous, toxic or infectious waste, material or substance (including medical waste), and to petroleum products, material or waste whether performed on any of the Leased Properties, at any Magnolia Facility and Medi-Serve Facility, or at any other location. No uncured notice from any Governmental Authority has been served upon the Company, Medi-Serve or any Subsidiary, or any of its agents or representatives claiming any violation of any Environmental Law, or requiring or calling attention to the need for any work, repairs, or demolition, on or in connection with any of such properties in order to comply with any Environmental Law.

         5.22 TAXES. Except for Taxes that have accrued in the ordinary course of business since the Balance Sheet Date, the Balance Sheet sufficiently provides for all accrued, deferred and unpaid federal, state, local and foreign net or gross income, profits, property, sales, use, excise, license, franchise, severance, stamp, occupation, premium, windfall profits tax, alternative and add-on minimum taxes, customs duty, added value, payroll, employer's income, withholding and social security taxes, excise or other taxes ("TAXES") and any penalties, interest, governmental charges, assessments and deficiencies related thereto, payable by the Company, Medi-Serve or any Subsidiary. All Taxes payable by the Company, Medi-Serve or any Subsidiary, and all interest and penalties thereon, whether disputed or not, have been paid in full when due, all tax returns, declarations of estimated tax and other reports required to be filed in connection therewith ("TAX RETURNS") have been accurately prepared and completed on an appropriate basis and duly and timely filed in accordance with all Governmental Requirements, all computations and taxable income correctly and accurately made and reported in accordance with all Government Requirements, and all withholdings and deposits required by Governmental Requirements to be made by the Company, Medi-Serve or any Subsidiary with respect to employee's withholding taxes have been duly made. Except as set forth on Schedule 5.22, neither the Company, Medi-Serve nor any of the Subsidiaries has any tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. There is not now in force any extension of time with respect to the date on which any Tax Return was or is due to be filed by or with respect to the Company, Medi-Serve or any Subsidiary or any waiver or agreement by the Company, Medi-Serve or any Subsidiary for the extension of time for assessment of any Tax. None of the Company, Medi-Serve and the Subsidiaries is a party to any pending action or proceeding, and, to the knowledge of the Company or Medi-Serve, no action or proceeding has been threatened by any Governmental Authority for assessment or collection of any Taxes, nor has any claim for assessment or collection of Taxes been asserted against the Company, Medi-Serve or any Subsidiary. None of the Company, Medi-Serve and the Subsidiaries is a party to any tax sharing agreement or arrangement. True and complete copies of all Federal and State Tax Returns of the Company, Medi-Serve and the Subsidiaries for the tax years ending December 31, 1996 and 1995 have been delivered to Buyer.

         5.23 ENCUMBRANCES CREATED BY THIS AGREEMENT. Neither the execution and delivery of this Agreement nor the execution and delivery of any of the Transaction Documents by the Company, Medi-Serve or the Shareholder creates, and the consummation of the transactions contemplated hereby or thereby will not create, any Liens on any of the Assets in favor of third parties.

         5.24 QUESTIONABLE PAYMENTS. None of the Company, Medi-Serve, Subsidiaries and Shareholder has, and to the knowledge of the Company or Medi-Serve, no director, officer, agent or employee of the Company, Medi-Serve or any Subsidiary has made or received any illegal or unlawful payment, bribe, kickback, political contribution or other similar questionable payment for any referrals or otherwise in connection with the ownership or operation of the Business, including, without limitation, any of the same that would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended.

         5.25 REIMBURSEMENT MATTERS. Except as set forth on Schedule 5.25, each of the Company, Medi-Serve, each Subsidiary, to the extent necessary to conduct its business in a manner consistent with past practice, is qualified for participation in the Medicare and Medicaid programs, and each other third party reimbursement source in which it participates. Except as set forth on Schedule 5.25, none of the Company, Medi-Serve, and any Subsidiary has any liability with respect to recoupment from the Medicare or Medicaid programs or any other third party reimbursement source (inclusive of managed care organizations) that would exceed the reserves or allowances made therefor as set forth on the Balance Sheet, and there is no basis for the assertion of any such recoupment claim, and none of the Company, Medi-Serve, and any Subsidiary has received any notice of any such assertion, including without limitation, any notice of denial or recoupment from the Medicare or Medicaid programs, or any other third party reimbursement source that arose out of any transactions completed prior to the date hereof, and no Medicare or Medicaid investigation, survey, or audit is pending or, to the knowledge of the Company or Medi-Serve, threatened with respect to the operation of the business of any Facility. None of the Company, Medi-Serve, and any Subsidiary nor, to the knowledge of the Company or Medi-Serve, any of their respective licensed employees has been convicted of, or pled guilty or nolo contendere to any criminal offense related to any Medicare or Medicaid program while such person was an employee of any of them or after the termination of such person's employment by any of them for acts committed while employed by any of them, and, to the knowledge of the Company or Medi-Serve, none of such employees has committed any offense which may serve as the basis for suspension, restriction, or exclusion of the Company, Medi-Serve, or any Subsidiary from the Medicare and Medicaid programs, or any other third party reimbursement source. Since January 1, 1996, none of the Company, Medi-Serve and any Subsidiary has received any notice from the Medicare or Medicaid programs or any other third party reimbursement source to the effect that the basis on which it receives reimbursement for its services is to be changed. The Company and Medi-Serve have made available to Buyer true, complete and correct copies of the most recent surveys and inspection reports from, and plans of correction provided by, the Company, Medi-Serve, or any Subsidiary to, any governmental health care regulatory agency, intermediary or authority or any other licensing organization and any and all correspondence between or on behalf of any such regulatory agency, intermediary or authority or licensing organization concerning any and all deficiencies, inadequacies or non-compliance with regulations or standards applicable to any Magnolia Facility or Medi-Serve Facility. Except as set forth on Schedule 5.25, there are no violations, orders or deficiencies issued or recommended by any such Governmental Authority (including, without limitation, licensing organizations), and except as set forth on Schedule 5.25, there are (and within the past three (3) years there has been) no inspections, license reviews, investigations or proceedings of any sort pending by or before any such Governmental Authority that relate to any Magnolia Facility or Medi-Serve Facility. All such violations and deficiencies have been fully remedied by the applicable Company, Medi-Serve, or Subsidiary or withdrawn by the applicable Governmental Authority. During the twelve-month period immediately preceding the date hereof, no Magnolia Facility or Medi-Serve Facility has been placed on "Vendor Hold" or similar status or become subject to any other disciplinary or punitive action, or been cited for any violations that are likely to lead to the Magnolia Facility or Medi-Serve Facility being placed on "Vendor Hold" or similar status or subject to any other disciplinary or punitive action. Except as set forth on Schedule 5.25, none of the Company, Medi-Serve, and any Subsidiary has been served with any notice which (x) requires the performance of any work or alterations on any Magnolia Facility or Medi-Serve Facility, or in the streets bounding thereon, or (y) orders the installation, repair or alteration of any public improvements on or about any Magnolia Facility or Medi-Serve Facility or the streets bounding thereon. Each Magnolia Facility and Medi-Serve Facility is in material compliance with all "Conditions and Standards of Participation" in the Medicare or Medicaid Programs. Each of the Company, Medi-Serve, and the Subsidiaries has timely filed all required cost reports with respect to Medicare and Medicaid, and has provided to Buyer its audited and unaudited cost reports for Medicare and Medicaid and all other rate compensation and reimbursement reports, audits and schedules prepared or issued by, or filed with, any Governmental Authority with respect to the operations of any Magnolia Facility or Medi-Serve Facility for the last three (3) years, and each such report is complete and accurate in all material respects.

         5.26 CAPITAL STOCK OF THE COMPANY AND MEDI-SERVE. Schedule 5.26 sets forth a complete list and description of all of the authorized capital stock of the Company and Medi-Serve, the number of shares issued and outstanding of such capital stock of each of them and the identity of each holder thereof, in each case indicating the number of shares held. No shares of the Company's or Medi-Serve's capital stock are held in the treasury of the Company or Medi-Serve, respectively. The Company and Medi-Serve each have only one class of capital stock. The Shareholder is the lawful record and beneficial owner of all of the Subject Shares as indicated on Schedule 5.26, free and clear of all Liens, and all of such stock is duly authorized, validly issued, and fully paid and non-assessable. Shareholder has the full legal power to transfer and deliver the Subject Shares listed as owned by him on Schedule 5.26 in accordance with this Agreement, and delivery of such Subject Shares to Buyer pursuant hereto will convey good and marketable title thereto, free and clear of all Liens. Except for the stock options granted as set forth on Schedule 5.26, there are not now any and, on the Closing Date there will be no, subscription, participation, preemptive or first refusal rights to purchase or otherwise acquire shares of capital stock of the Company or Medi-Serve from the Company or Medi-Serve or Shareholder or any one else pursuant to any provision of law or the Articles of Incorporation or By-Laws of the Company or Medi-Serve or by agreement or otherwise. There are not now any and, on the Closing Date there shall not be any, outstanding warrants, options, or other rights to subscribe for or purchase from the Company or Medi-Serve any shares of capital stock of the Company or Medi-Serve or Shareholder or any one else, nor are there and there shall not be outstanding on the Closing Date, any securities convertible into or exchangeable for any such shares. Except as described on Schedule 5.26, there are no voting agreements, arrangements, trusts or restrictions relating to any of the Subject Shares.

         5.27 FINDERS. No broker or finder has acted for Shareholder, the Company or Medi-Serve in connection with the transactions contemplated by this Agreement other than Robinson-Humphrey Company, Inc. (the "BROKER"), and other than the Broker, no other broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with Shareholder, Medi-Serve or the Company.

         5.28 SHAREHOLDER UNTRUE STATEMENT. None of the representations and warranties of the Company, Medi-Serve or Shareholder made in or pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation not misleading in any material respect.

          ARTICLE VI: REPRESENTATIONS AND WARRANTIES OF BUYER, NEWCO 1
          ------------------------------------------------------------
                                   AND NEWCO 2
                                   -----------

         Buyer, Newco 1, and Newco 2 represent and warrant to the Company, Medi-Serve and the Shareholder as follows:

         6.1 ORGANIZATION AND STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco 1 and Newco 2 are each corporations duly organized, validly existing and in good standing under the laws of the State of South Carolina.

         6.2 POWER AND AUTHORITY. Each of Buyer, Newco 1 and Newco 2 has the corporate power and authority to execute, deliver and perform this Agreement, and as of the Closing, each of Buyer, Newco 1 and Newco 2 will have the corporate power and authority to execute and deliver the Transaction Documents required to be executed and delivered by it to the Shareholder at the Closing.

         6.3 BINDING AGREEMENT. This Agreement has been duly executed and delivered by Buyer. This Agreement is, and when executed and delivered by Buyer at the Closing, each of the Transaction Documents executed by Buyer will be, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms.

         6.4 SEC DOCUMENTS. Buyer has furnished the Company, Medi-Serve and the Shareholder with a correct and complete copy of its report on Form 10-K for its fiscal years ended December 31, 1996, its proxy statement prepared in connection with its annual meeting held on June 20, 1997, and its special meeting held on October 21, 1997, and each press release or other schedule or report required by it to be publicly disclosed or filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since January 1, 1997 (the "SEC DOCUMENTS"). As of their respective dates, none of the SEC Documents contained any untrue statements, or omitted to make any disclosures, which, in light of the circumstances would render any of such documents materially misleading, and the SEC Documents complied when filed in all material respects with the then applicable requirements of the Exchange Act, and the rules and regulations promulgated by the Commission thereunder. Buyer has been notified that the most recent registration statement on Form S-3 filed by it with the SEC is under review and the SEC anticipates providing preliminary comments to Buyer by approximately May 2, 1998.

         6.5 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement and, as of the Closing Date, the execution and delivery of the Transaction Documents, by Buyer, Newco 1 and Newco 2 nor the performance by Buyer, Newco 1 and Newco 2 of the transactions contemplated hereby and thereby conflicts with, or constitutes a breach of or a default under
(A) the Certificate of Incorporation or By-laws of Buyer, Newco 1 or Newco 2, or
(B) any law, rule, judgment, order, writ, injunction, or decree of any court currently in effect applicable to Buyer, Newco 1 or Newco 2, or (C) any Governmental Requirement applicable to Buyer, Newco 1 or Newco 2, or (d) any agreement, indenture, contract or instrument to which the Buyer is now a party or by which any of the assets of Buyer, Newco 1 or Newco 2 is bound.

         6.6 CAPITAL STOCK. Buyer has duly authorized and reserved for issuance the shares of IHS Stock to be issued in connection herewith, and, when issued in accordance with the terms of Article III, such shares of IHS Stock will be validly issued, fully paid, and nonassessable and free of preemptive rights.

         6.7 MATERIAL CHANGES. Except as set forth in SEC Documents delivered to the Shareholder, or as set forth on Schedule 6.7 hereto, since September 30, 1997, there has not been any material adverse change in the condition or prospects (financial or otherwise), of the assets, properties or operations of the Buyer and its subsidiaries. Each Group Member acknowledges that the information set forth on Schedule 6.7 is not public information and is confidential. Accordingly, the Group Members jointly and severally agree to hold such information confidential, and to refrain from making any purchases or sales of any shares of IHS Stock until such time as Buyer notifies the Shareholder that such information has become publicly available.

         6.8 BUYER UNTRUE STATEMENT. None of the representations and warranties of the Buyer made in or pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation not misleading in any material respect.

           ARTICLE VII: INFORMATION AND RECORDS CONCERNING THE COMPANY
           -----------------------------------------------------------
                                 AND MEDI-SERVE
                                 --------------

              7.1 ACCESS TO INFORMATION AND RECORDS BEFORE CLOSING.

             (A) Prior to the Closing Date, Buyer may make, or cause to be made, such investigation of the financial and legal condition of the Company, Medi-Serve, the Subsidiaries, the Magnolia Facilities and Medi-Serve Facilities as Buyer deems necessary or advisable to familiarize itself therewith and/or with matters relating to their history or operation. The Company and Medi- Serve shall permit Buyer and its authorized representatives (including legal counsel and accountants), to have full access to the books and records of the Company, Medi-Serve, the Subsidiaries, the Magnolia Facilities and Medi-Serve Facilities upon reasonable notice and during normal business hours, and the Company and Medi-Serve will furnish, or cause to be furnished, to Buyer such financial and operating data and other information and copies of documents with respect to the products, services, operations and assets of the Company, Medi-Serve and the Subsidiaries as Buyer shall from time to time reasonably request. The documents to which Buyer shall have access shall include, but not be limited to, the Tax Returns and related work papers since inception of the Company, Medi-Serve and the Subsidiaries; and the Company and Medi-Serve shall make, or cause to be made, extracts thereof as Buyer or its representatives may request from time to time to enable Buyer and its representatives to investigate the affairs of the Company, Medi-Serve and the Subsidiaries and the accuracy of the representations and warranties made in this Agreement. The Company and Medi-Serve shall cause its accountants to cooperate with Buyer and to disclose the results of audits relating to the Company, Medi-Serve and the Subsidiaries and to produce the working papers relating thereto. Without limiting any of the foregoing, it is agreed that Buyer will have full access to any and all agreements between and among the previous and current Shareholder regarding their ownership of shares or the management or operation of the Company, Medi-Serve and the Subsidiaries. The Company and Medi-Serve will, subject to mutually acceptable conditions and schedules, permit Buyer (or its representatives) to meet with and interview the employees and representatives of the Company, Medi-Serve and the Subsidiaries that are responsible for the responses to, or have information with respect to, the questions set forth on the Questionnaire. Notwithstanding anything to the contrary contained in this Section 7.1(a), none of the Company, Medi-Serve and the Subsidiaries shall be required to disclose or make available to Buyer prior to Closing any information if it reasonably believes, based on the opinion of its legal counsel, that the disclosure thereof can not be made without waiving the attorney/client privilege with respect thereto; provided, however, that the failure to disclose such information by reason of this sentence shall not be deemed to limit or modify any representations or warranties of the Company, Medi-Serve, any Subsidiary or Shareholder.

             (B) In the event that this  Agreement is  terminated as provided in
Article XII. or otherwise, the Buyer shall return to the Shareholder any and all copies of financial and operating data and other information and documents and any and all other papers, instruments and things that have been provided by or taken from the Company, Medi-Serve and/or any of the Subsidiaries, or, alternatively, at the Shareholder's direction, such materials shall be destroyed and the Buyer shall certify to the Shareholder that such destruction has been effected; provided, however, Buyer shall be entitled to retain any such information in connection with any claims that have been asserted by or against it in writing.

             ARTICLE VIII: OBLIGATIONS OF THE PARTIES UNTIL CLOSING
             ------------------------------------------------------

         8.1 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Closing, the Company and Medi-Serve shall, and shall cause each Subsidiary to, maintain their existence and conduct their business in good faith and in the customary and ordinary course of business consistent with past practice.

         8.2 NEGATIVE COVENANTS OF THE COMPANY AND MEDI-SERVE. Without the prior written approval of Buyer, the Company and Medi-Serve shall not (and the Company and Medi- Serve shall cause each Subsidiary not to), between the date hereof and the Closing (or the earlier termination of this Agreement):

             (A) cause or permit to occur any of the events or occurrences described in Section 5.20 (Absence of Certain Events) of this Agreement;

             (B) dissolve, reorganize, merge, consolidate or enter into a share exchange with or into any other entity;

             (C) enter into any contract or agreement with any union or other collective bargaining representative representing any employees (provided that the foregoing shall not prohibit the Company, Medi-Serve or any Subsidiary from negotiating in good faith with any union to the extent required by applicable Governmental Requirements and Buyer shall not unreasonably withhold its consent to any such contract or agreement);

             (D) sell or dispose of any Assets other than supplies, inventory and obsolete equipment sold, consumed or used in the usual and ordinary course of business and consistent with past practice; the Company, Medi-Serve or such Subsidiary shall replace all items thus disposed of with Assets of at least the same quality, type and quantity having an aggregate value at least equal to the aggregate value of the items sold or otherwise disposed of;

             (E) make any change to its by-laws or articles of incorporation;

             (F) perform, take or fail to take any action or incur or permit to exist any of the acts, transactions, events or occurrences of a type which would have been inconsistent with the representations, warranties and covenants set forth in this Agreement had the same occurred prior to the date hereof; provided however, that the foregoing shall not prohibit the Company, Medi-Serve or any Subsidiary from acquiring or disposing of assets, or incurring trade payables, or entering into contracts or taking any other action that is in the ordinary course of business and consistent with past practice and all Governmental Requirements, in each case, to the extent not otherwise prohibited by this Agreement;

             (G) enter into any agreement, contract, commitment, lease or instrument, except for agreements, in each case which are entered into in the ordinary and customary course of business with unrelated third parties on customary terms and conditions and for customary prices as disclosed to Buyer; or

             (H) except as permitted pursuant to Section 12.1(b) below, take any action that would prevent consummation of the transactions contemplated by this Agreement.

         8.3 AFFIRMATIVE COVENANTS. Between the date hereof and the Closing, the Company and Medi-Serve shall (and shall cause each Subsidiary to):

             (A) maintain the Assets in substantially the state of repair, order and condition as on the date hereof, reasonable wear and tear or loss by casualty excepted;

             (B) maintain in full force and effect all Licenses currently in effect with respect to its business;

             (C) maintain in full force and effect the insurance policies and binders currently in effect, or the replacements thereof;

             (D) use its reasonable efforts to preserve intact the present business organization of the Company, Medi-Serve and the Subsidiaries; keep available the services of the present employees and agents of the Company, Medi-Serve and the Subsidiaries; and maintain the relations and goodwill with suppliers, landlords, lessors, managed facility operators, employees, affiliated medical personnel and any others having business relating to the Company, Medi-Serve or any Subsidiary;

             (E) maintain all of the books and records in accordance with its past practices;

             (F) comply in all material respects with all provisions of the Contracts and with any other material agreements that the Company, Medi-Serve or any Subsidiary enters into in the ordinary course of business after the date of this Agreement, and comply in all material respects with the provisions of all Governmental Requirements applicable to the business of the Company, Medi-Serve or any Subsidiary;

             (G) cause to be paid when due, all Taxes, imposed upon it or on any of its properties or which it is required to withhold and pay over;

             (H) promptly advise Buyer in writing of the threat or commencement against the Company, Medi-Serve or any Subsidiary of any claim, action, suit or proceeding, arbitration or investigation or any other event that could materially adversely affect the operations, properties, assets or prospects of the Company, Medi-Serve or any Subsidiary;

             (I) promptly notify the Buyer in writing of the termination of any material Contract; and

             (J) promptly notify the Buyer in writing of any act, event or occurrence that constitutes, or that will constitute on the Closing Date, a breach by the Company or Medi-Serve of Shareholder of any representation, warranty or covenant made pursuant to this Agreement; and

             (K) promptly notify the Buyer in writing of any event involving the Company, Medi-Serve or any Subsidiary which has had or may be reasonably expected to have a material adverse effect on the business or financial condition of the Company, Medi-Serve or any Subsidiary or may involve the loss of relationships with any of the customers of the Company, Medi- Serve or any Subsidiary.

         8.4 PURSUIT OF CONSENTS AND APPROVALS.

             (A) Prior to the Closing, the Company and Medi-Serve shall use their best efforts to obtain all consents and approvals of all parties other than Governmental Authorities, including without limitation, any landlords and mortgagees, necessary for the lawful consummation of the transactions contemplated hereby and the lawful use, occupancy and enjoyment of the business of the Company, Medi-Serve and the Subsidiaries by Buyer in accordance herewith ("REQUIRED NON-GOVERNMENTAL APPROVALS"). Buyer shall cooperate with and use its commercially reasonable efforts to assist the Company in obtaining all such approvals.

             (B) Prior to the Closing, the Buyer shall use its best efforts to obtain all consents and approvals of Governmental Authorities necessary for the lawful consummation of the transactions contemplated hereby and the lawful use, occupancy and enjoyment of the business of the Company, Medi-Serve and the Subsidiaries by Buyer in accordance herewith ("REQUIRED GOVERNMENTAL APPROVALS", and together with the Required Non-Governmental Approvals, the "REQUIRED APPROVALS"). The Company, Medi-Serve and Shareholder shall cooperate with and use its or his commercially reasonable efforts to assist the Buyer in obtaining all such approvals.

             (C) The Buyer, on the one hand, and the Company on the other hand, each shall bear fifty percent (50%) of the filing fees required pursuant to the H-S-R Act (as defined in Section 9.9).

             8.5 PURSUIT OF NONDISTURBANCE AGREEMENTS AND ESTOPPEL CERTIFICATES. Prior to the Closing, the Company and Medi-Serve shall use their best efforts to obtain nondisturbance agreements (the "NONDISTURBANCE AGREEMENTS") (on terms and conditions reasonably satisfactory to Buyer) from all applicable mortgagees with respect to all Leased Facilities that will be subject to mortgages after the Closing, and to obtain estoppel certificates (the "ESTOPPEL CERTIFICATES") from all applicable landlords, and mortgagees with respect to all Leased Facilities to the effect that there are no breaches of any representations, warranties or covenants under any of the Tenancy Leases, Management Agreements or mortgages affecting any of the Leased Facilities. Buyer shall cooperate to assist the Company and Medi-Serve in obtaining all such approvals.

             8.6 SUPPLEMENTARY FINANCIAL INFORMATION. Within forty-five (45) days after the end of each calendar month between the date of this Agreement and the Closing Date, the Company and Medi-Serve shall provide to Buyer unaudited financial statements (including at a minimum, income statements and a balance sheet for such month then ended that shall present fairly the results of the operations of the Company, Medi-Serve and the Subsidiaries, on a combined basis, at such date and for the period covered thereby, all in accordance with GAAP, in each case, certified as true and correct by the Company's and Medi-Serve's chief financial officers and the Shareholder.

             8.7 EXCLUSIVITY. Until the earlier of the Closing Date or the termination of this Agreement pursuant to Section 11.1, neither Shareholder nor the Company or Medi-Serve, nor any of their respective Affiliates, shall solicit or entertain any offers or engage in any discussions or negotiations or enter into any agreement or letter of intent directly or indirectly with any other party in respect of the sale of any capital stock of the Company, Medi-Serve or any Subsidiary or of substantially all of the assets of the Company, Medi-Serve or any Subsidiary, or in respect of any merger, consolidation or other sale of the Company, Medi-Serve (any of said transactions being referred to herein as a "PROHIBITED TRANSACTION"). The Company or Medi-Serve shall promptly advise Buyer of any offer or solicitation that it receives for a Prohibited Transaction, including, without limitation, the name of the person making such offer or solicitation and the terms of such offer or solicitation.

             8.8 SURVEYS. If Buyer shall have received a standard real estate boundary and as built survey of any Magnolia Facility or Medi-Serve Facility, prepared by a land surveyor licensed in the State in which such Magnolia Facility or Medi-Serve Facility is located that constitutes a breach of a representation or warranty, then such breach will not be subject to the indemnification deductible described in Section 11.6(b). Nothing contained in this Section 8.8 will be deemed to limit Buyer's right to terminate this Agreement for any reason including, without limitation, the condition set forth in Section 9.1 hereof.

             8.9 ZONING REPORT. If Buyer shall have received reports from qualified zoning inspectors approved by Buyer with respect to the compliance of any Medi-Serve Facility with all applicable zoning requirements that constitutes a breach of a representation or warranty, then such breach will not be subject to the indemnification deductible described in Section 11.6(b). Nothing contained in this Section 8.10 will be deemed to limit Buyer's right to terminate this Agreement for any reason including, without limitation, the condition set forth in Section 9.1 hereof.

             ARTICLE IX: CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS
             -------------------------------------------------------

         Buyer's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Buyer, with any such waiver to be effective only if in writing. Upon failure of any of the following conditions, Buyer may terminate this Agreement pursuant to and in accordance with Article XI herein.

         9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Company, Medi-Serve and Shareholder made pursuant to this Agreement shall be true and correct in all material respects (except those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) at and as of the Closing Date, as though such representations and warranties were made at and as of such time.

         9.2 PERFORMANCE OF COVENANTS. Each of the Shareholder, Medi-Serve and the Company shall have performed or complied in all material respects with their respective agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Closing.

         9.3  DELIVERY  OF  CLOSING   CERTIFICATE.   Each  of  the  Shareholder,
Medi-Serve's President and the Company's President shall have executed and delivered to Buyer a certificate dated the Closing Date, upon which Buyer may rely, certifying that the conditions contemplated by Sections 9.1 and 9.2 applicable to them have been satisfied.

         9.4 OPINIONS OF COUNSEL. The Shareholder shall have delivered to Buyer an opinion, dated the Closing Date, of its counsel, in the form and substance of
Exhibit 9.4. Said opinion shall be addressed to and may be relied upon by Buyer.

         9.5 LEGAL MATTERS. No preliminary or permanent injunction or other order (including a temporary restraining order) of any Governmental Authority which prohibits or prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

         9.6 AUTHORIZATION DOCUMENTS. Buyer shall have received certificates of the Secretary or other officer of the Company and Medi-Serve certifying as of the Closing Date a copy of resolutions of each of their Boards of Directors authorizing the execution and full performance of this Agreement and the Transaction Documents and the incumbency of each of their officers.

         9.7 MATERIAL CHANGE. Since the date hereof, there shall not have been any material adverse change in the condition (financial or otherwise) of the assets, properties, operations or prospects of the Company, Medi-Serve and the Subsidiaries, taken as a whole.

         9.8 REQUIRED APPROVALS.

             (A) Subject to Section 2.4 hereof, all Required Approvals shall have been granted;

             (B) None of the foregoing consents or approvals (i) shall have been conditioned upon the modification, cancellation or termination of any material lease, contract, commitment, agreement, license, easement, right or other authorization with respect to the Business or any business of Buyer (or any of its subsidiaries or affiliates), or (ii) shall impose on Buyer (or any subsidiary or affiliate of Buyer) any material condition or provision or requirement with respect to the Business or any business of Buyer or the respective operation thereof that is more restrictive than or different from the conditions imposed upon such operation prior to Closing.

         9.9 HART-SCOTT RODINO ACT. All applicable waiting periods under the Hart- Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R ACT") shall have expired or been terminated, and no action shall have been taken or formal protest made by the United States Department of Justice or the Federal Trade
Commission or any other person or entity to prohibit the transactions contemplated by this Agreement by reason of a claimed violation of any antitrust laws. Without limiting the foregoing, no obligation arising out of the H-S-R Act shall have been imposed on Buyer to divest any material portion of its business or to restrict any of its business conduct by reason of the transactions contemplated by this Agreement.

         9.10 NON-COMPETITION AGREEMENT. Shareholder shall have entered into a Non- competition Agreement in the form and substance of Exhibit 9.10 (each a "NON-COMPETITION AGREEMENT"), for no further consideration, with Buyer, pursuant to which Shareholder shall agree that after the Closing Date for the period set forth below (the "NON-COMPETE PERIOD"), Shareholder will not, directly or indirectly, for himself, or on behalf of any other person, firm, entity or other enterprise, be employed by, be an officer, director or manager of, act as a consultant for, be a partner in, have a proprietary interest in, or loan money to any person, enterprise, partnership, limited liability company, association, corporation, joint venture or other entity which is directly or indirectly in the business of owning, operating or managing any skilled nursing facility business or institutional pharmacy business located in the State of South Carolina; provided, the provisions of this Section 9.10 shall not apply to the Woodruff Facility; and provided further, the Shareholder shall be permitted to
(i) be an officer, director, committee member or member of Spartanburg Regional Medical Foundation from which the Shareholder receives no pecuniary benefit (other than reimbursement of expenses), (ii) be an officer, director, committee member or member of the South Carolina Health Care Association from which the Shareholder receives no pecuniary benefit (other than reimbursement of expenses), and (iii) be an officer, director, committee member or member of the American Health Care Association from which the Shareholder receives no pecuniary benefit (other than reimbursement of expenses). The Non-Competition Agreement shall not prohibit the ownership of less than 2% of the issued and outstanding stock of any competitive business whose stock is listed on a national securities exchange or traded on the NASDAQ national market system. The Non-Competition Agreement also shall contain confidentiality and non-solicitation provisions reasonably acceptable to Buyer. The Non-Compete Period for Shareholder shall commence on the Closing Date and end five (5) years from the Closing Date.

         9.11 COST AND EXPENSES. The Shareholder, the Company and Medi-Serve shall have paid (or assumed the liability with respect to) all of their respective costs, fees and expenses (including without limitation, filing fees, transfer taxes, stamp taxes, legal fees and broker, audit and appraisal fees) in connection with the transactions contemplated by this Agreement.

         9.12 CONSENTS. The condition set forth in Section 2.4 shall have been satisfied.

         9.13 CLOSING DATE BALANCE SHEET. The Shareholder, Medi-Serve and Company shall have furnished the Estimated Closing Date Balance Sheet to Buyer certified as required by Section 2.2(a) hereof.

         9.14 RESIGNATION OF COMPANY AND MEDI-SERVE BOARDS OF DIRECTORS AND OFFICERS. Each director and officer of the Company, Medi-Serve and each Subsidiary shall have submitted his or her resignation to be effective no later than the Closing Date.

         9.15 ESTIMATED CLOSING DATE LONG TERM LIABILITIES. The long-term liabilities of the Company, Medi-Serve and the Subsidiaries on a combined basis as set forth on the Estimated Closing Date Balance Sheet shall not exceed $2,400,000.

         9.16 INTENTIONALLY DELETED.

         9.17 WOODRUFF FACILITY. The Woodruff Facility shall be leased to a subsidiary of Magnolia pursuant to a "triple-net" lease with a term of at least 25 years, with annual base rent of $330,000 per year (subject to annual 2% escalations), and otherwise with terms and conditions reasonably satisfactory to Buyer.

         9.18 SHAREHOLDER SETTLEMENTS. All accounts receivable or other amounts due from, and all current or other liabilities due to, Shareholder or any Affiliate of Shareholder shall be settled immediately prior to Closing.

         9.19 ESCROW AGREEMENT. The Escrow Agreement shall have been executed and delivered by each party thereto other than the Buyer.

         9.20 IHS STOCK PRICE. The closing NYSE price of IHS Stock on the last trading day prior to the Closing Date shall not be less than $10.

         9.21 SECTION 338(H)(10) ELECTION. All of the parties shall cooperate to cause Medi- Serve to elect under Section 338(h)(10) of the Internal Revenue Code of 1986 (as amended) (and any comparable election under state or local tax law) with respect to the Medi-Serve Merger.

         9.22 ARTICLES OF MERGER. Each of the Articles of Merger shall have been filed under, and accepted by the South Carolina Secretary of State.

         9.23 OTHER DOCUMENTS.

             (A) The Shareholder, Medi-Serve and Company shall have furnished Buyer with all other documents, certificates and other instruments required to be furnished to Buyer by the Shareholder, Medi-Serve and Company pursuant to the terms hereof, including, without limitation, the Undertaking and all stock certificates evidencing the Subject Shares.

             (B) The Shareholder shall also have delivered to Buyer the stock certificates representing all of the issued and outstanding shares of capital stock of each Subsidiary, which stock certificates need not be endorsed in blank or accompanied by stock powers.

          ARTICLE X: CONDITIONS PRECEDENT TO SHAREHOLDER'S OBLIGATIONS
          ------------------------------------------------------------

         The obligation of the Shareholder to consummate the transactions contemplated by this Agreement is subject to the satisfaction, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Shareholder, with any such waiver to be effective only if in writing. Upon failure of any of the following conditions, Shareholder may terminate this Agreement pursuant to and in accordance with Article XII herein.

         10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer made pursuant to this Agreement shall be true and correct in all material respects (except those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) at and as of the Closing Date as though such representations and warranties were made at and as of such time.

         10.2 PERFORMANCE OF COVENANTS. Buyer shall have performed or complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

         10.3 DELIVERY OF CLOSING CERTIFICATE. Buyer shall have delivered to Shareholder a certificate of an officer of Buyer dated the Closing Date upon which

Shareholder  may rely,  certifying that the statements made in Sections 10.1 and
10.2 are true, correct and complete as of the Closing Date.

         10.4 OPINION OF COUNSEL. Buyer shall have delivered to Shareholder an opinion, dated the Closing Date, of its counsel, in the form and substance of
Exhibit 10.4.

         10.5 LEGAL MATTERS. No preliminary or permanent injunction or other order (including a temporary restraining order) of any Governmental Authority which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

         10.6 AUTHORIZATION DOCUMENTS. Shareholder shall have received a certificate of the Secretary or other officer of Buyer certifying a copy of resolutions of the Board of Directors of Buyer, Newco 1 and Newco 2 authorizing Buyer's, Newco 1's and Newco 2's execution and full performance of this Agreement and the Transaction Documents and the incumbency of the officers of Buyer, Newco 1 and Newco 2.

         10.7 HART-SCOTT RODINO ACT. All applicable periods under the H-S-R Act shall have expired or been terminated, and no action shall have been taken or formal protest made by the United States Department of Justice or the Federal Trade Commission or any other person or entity to prohibit the transactions contemplated by this Agreement by reason of a claimed violation of any antitrust laws.

         10.8 INTENTIONALLY DELETED.

         10.9 ESCROW AGREEMENT. The Escrow Agreement shall have been executed and delivered by each party thereto other than the Shareholder.

         10.10 IHS STOCK PRICE. The closing NYSE price of IHS Stock on the last trading day prior to the Closing Date shall not be less than $10.

         10.11 OTHER DOCUMENTS. Buyer shall have furnished Shareholder with all documents, certificates and other instruments required to be furnished to Shareholder by Buyer pursuant to the terms hereof.

                    ARTICLE XI: SURVIVAL AND INDEMNIFICATION
                    ----------------------------------------

         11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by each party in this Agreement and in each Schedule and Transaction Document shall survive the Closing Date and for a period of two (2) years after the Closing notwithstanding any investigation at any time made by or on behalf of the other party, provided that the representations and warranties contained in

Sections 5.22 (relating to Tax matters), 5.24 (relating to Questionable Payments), and 5.25 (relating to Medicare, Medicaid and other reimbursement matters), shall survive until thirty (30) days after the end of the applicable period of limitations for audits by the applicable Governmental Authority shall have expired, the representations and warranties contained in Sections 5.26 (relating to capitalization) shall have no expiration date, and the representation and warranty contained in Section 5.3 insofar as it relates to the legality, validity, binding effect and enforceability of the Non-Competition Agreement shall survive for the term of the Non-Competition Agreement. All representations and warranties related to any claim asserted in writing prior to the expiration of the applicable survival period shall survive (but only with respect to such claim) until such claim shall be resolved and payment in respect thereof, if any is owing, shall be made.

         11.2 INDEMNIFICATION BY SHAREHOLDER. The Shareholder, Medi-Serve and the Company (subject to the limitations set forth in Section 14.11 hereof) jointly and severally, shall indemnify and defend Buyer and each of its officers, directors, agents, employees and advisors, and their respective successors and assigns ("BUYER INDEMNITEES") and hold each of them harmless against and with respect to any and all damage, loss, liability, deficiency, cost and expense (including, without limitation, reasonable attorney's fees and expenses) (all of the foregoing hereinafter collectively referred to as "LOSS") resulting from or arising out of the following:

             (A) any inaccuracy in any representation, or breach of any warranty or certification, made by Shareholder, Medi-Serve or the Company pursuant to this Agreement;

             (B) the breach of any covenant or undertaking by Shareholder, Medi-Serve or the Company made pursuant to this Agreement;

             (C) any Prohibited Liability, including, without limitation, any Reimbursement Liabilities;

             (D) the termination of any Taylor Lease pursuant to the Taylor Litigation;

             (E) any action, suit, proceeding, demand, claim, assessment, judgment, settlement (to the extent approved by the Shareholder, such approval not to be unreasonably withheld, delayed or conditioned), cost or legal or other expense incident to any of the foregoing.

         11.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify and defend Shareholder and, if there shall not be a Closing, Company and Medi-Serve, and hold them and their respective advisors and their respective successors and assigns harmless against and with respect to any and all Loss resulting from or arising out of:

             (A) any inaccuracy in any representation, or breach of any warranty or certification, made by Buyer pursuant to this Agreement;

             (B) the breach of any covenant or undertaking by Buyer made pursuant to this Agreement;

             (C) any Loss resulting solely from Buyer's operation of the Business after the Closing Date and not arising out of any breach of any representation or warranty or covenant of Shareholder, Medi-Serve or the Company;

             (D) any amount paid after the Closing or payable, in each case, by reason of any obligation of the Company, Medi-Serve or any of the Subsidiaries that is guaranteed by the Shareholder or for which the Shareholder is otherwise responsible, which guarantee or other obligation causing the Shareholder to be responsible has not been terminated at or prior to the Closing Date, but in each case only to the extent such amount paid or payable constitutes Permitted Liabilities; and

             (E) any action, suit, proceeding, demand, claim, assessment, judgment, settlement (to the extent approved by Buyer, such approval not to be unreasonably withheld, delayed or conditioned), cost or legal or other expenses incident to any of the foregoing.

         11.4 ASSERTION OF CLAIMS. Any claims for indemnification under Section 11.2(a) or 11.3(a) must be asserted by written notice on or prior to the date on which such representation or warranty expires.

         11.5 CONTROL OF DEFENSE OF INDEMNIFICABLE CLAIMS.

             (A) (I) Buyer shall give Shareholder prompt notice of each claim for which it seeks indemnification. Failure to give such prompt notice shall not relieve the Shareholder of his indemnification obligation, provided that such indemnification obligation shall be reduced by any damages Shareholder demonstrates he has suffered resulting from a failure to give prompt notice hereunder. The Shareholder shall be entitled to participate in the defense of such claim. If at any time the Shareholder acknowledges in writing that the claim is fully indemnifiable by him under this Agreement, and, if requested by Buyer, post adequate bond or security (as to the foregoing, the Buyer shall be entitled to make such request only if Buyer reasonably believes that Shareholder will not have funds available to pay any such claim, after taking into consideration any amounts held in escrow), he shall have the right to assume control of the defense of such claim at his own expense. If the Shareholder does assume control of the defense of any such claim, the Buyer agrees not to settle such claim without the written consent of the Shareholder, which consent shall not be unreasonably withheld, delayed or conditioned. Nothing contained in this
Section 11.5 shall prevent either party from assuming control of the defense and/or settling any claim against it for which indemnification is not sought under this Agreement.

                 (II) Notwithstanding the foregoing in clause (i), if there shall be any claim for any Reimbursement Liability or tax liability, Buyer will diligently and in good faith contest or appeal such claim using at least the same standard of care as it would apply to contests or appeals with respect to reimbursement liabilities or tax liabilities in general. Buyer may, in its sole and absolute discretion, at any time discontinue any such contest or appeal prior to the final determination thereof after all administrative appeals shall have been taken (a "FINAL DETERMINATION"); provided, however, that if Buyer intends to discontinue any such appeal or contest prior to Final Determination, then Buyer must provide Shareholder with reasonable prior written notice of such intent and of the current status of the appeal or contest, and upon request of Shareholder, Buyer shall assign to the Shareholder all of its right, title and interest to contest and appeal such Reimbursement Liability or tax liability on behalf of and in the name of Buyer; it being understood, however, that any recovery with respect to any such Reimbursement Liability or tax liability shall belong to Buyer. Buyer may, in its sole discretion, elect not to so assign any of its right, title and interest to contest and appeal any such Reimbursement Liability or tax liability, in which case, Buyer shall not be entitled to be indemnified by the Shareholder with respect to the otherwise appealable or contestable portion thereof.

             (B) The Shareholder shall give Buyer prompt written notice of each claim for which Shareholder seeks indemnification. Failure to give such prompt notice shall not relieve the Buyer of its indemnification obligation, provided that such indemnification obligation shall be reduced by any damages Buyer demonstrates it has suffered resulting from a failure to give prompt notice hereunder. The Buyer shall be entitled to participate in the defense of such claim. If at any time Buyer acknowledges in writing that the claim is fully indemnifiable by it under this Agreement, and, if requested by Shareholder, post adequate bond of security (as to the foregoing, the Shareholder shall be entitled to make such request only if Shareholder reasonably believes that Buyer will not have funds available to pay any such claim), it shall have the right to assume control of the defense of such claim at its own expense. If the Buyer assumes control of the defense of any such claim, the Shareholder shall not settle such claim without the written consent of the Buyer, which consent shall not be unreasonably withheld, delayed or conditioned. Nothing contained in this
Section 11.5 shall prevent either party from assuming total control of the defense and/or settling any claim against it for which indemnification is not sought under this Agreement.

         11.6 LIMITATIONS ON INDEMNIFICATION OBLIGATIONS.

             (A) Notwithstanding any other provision of this Agreement, the aggregate indemnification obligations of the Shareholder, on the one hand, and Buyer, on the other hand, shall not exceed $16,000,000.

             (B) Notwithstanding any other provision of this Agreement, after the Closing, the Shareholder, on the one hand, and Buyer, on the other hand, shall not have any obligation to indemnify the other party hereto for any Losses incurred by it or them unless, until and to the extent the aggregate amount of such Losses equals or exceeds $250,000; provided, however, that the foregoing shall not apply to: (i) any obligations with respect to payments of, or adjustments to, the Magnolia Base Amount (and, correspondingly, the Magnolia Merger Consideration) under Article II above, (ii) claims made by Buyer pursuant to Sections 11.2(b) or (c) above, or claims made by Shareholder under Section 11.3 (d), above, or (iii) claims arising out of any breach of the representations and warranties contained in Section 5.26, Section 5.11(f) or Section 5.21(b) or described in Sections 8.8 and 8.9.

             (C) Upon payment in full by an indemnifying party of any indemnification claim, whether such payment is effected by setoff or otherwise, or upon the payment in full by an indemnifying party of any judgment with respect to a third-party claim, the indemnifying party shall be subrogated to the extent of such payment to the rights of the indemnified party against any insurance carrier, workmens' compensation fund, title insurance carrier, engineers, surveyors, environmental inspectors, and zoning experts.

         11.7 WARN ACT LIABILITY. In reliance on the representations and warranties of the Company, Medi-Serve and the Shareholder made pursuant to this Agreement, Buyer agrees to assume any liability arising under the Worker Adjustment and Retraining Notification Act (the "WARN ACT") out of any failure to give any required notices to appropriate persons with respect to any employment loss that may arise as a result of the termination by Buyer of the employment of any employees of the Company, Medi-Serve or any of the Subsidiaries following the Closing Date, except to the extent that any notifications are required by reason of actions taken by the Company, Medi-Serve or any Subsidiary prior to the Closing Date.

         11.8 CERTAIN WAIVERS. Effective as of the Closing, Shareholder hereby knowingly waives any claims that he may have against Premiere or any of its subsidiaries on or prior to Closing arising out of the transactions contemplated by this Agreement or the Premiere Stock Purchase Agreement.

                            ARTICLE XII: TERMINATION
                            ------------------------

         12.1 TERMINATION. This Agreement may be terminated at any time at or prior to the time of Closing by:

             (A) Buyer, if any condition precedent to the obligations of Buyer under this Agreement, including without limitation those conditions set forth in
Article IX hereof,  have not been  satisfied  by the Closing Date or pursuant to
Section 13.1, or otherwise as expressly provided in this Agreement;

             (B) Shareholder, if any condition precedent to the obligations of the Shareholder hereunder, including without limitation those conditions set forth in Article X hereof, have not been satisfied by the Closing Date, or otherwise as expressly provided in this Agreement;

             (C) the mutual consent of Buyer and Shareholder;

             (D) Shareholder, as provided in Section 2.4, hereof.

         12.2 EFFECT OF TERMINATION. If a party terminates this Agreement because one of its conditions precedent has not been fulfilled, or if this Agreement is terminated by mutual consent, this Agreement shall become null and void without any liability of any party to the other; provided, however, that if such termination is by reason of the breach by any party of any of its representations, warranties or obligations under this Agreement, the other party shall be entitled to be indemnified for any Losses incurred by it by reason thereof in accordance with Section 11.2 or 11.3, as the case may be, hereof (and for such purposes such Section 11.2 or 11.3, as the case may be, shall survive the termination of this Agreement). Furthermore, nothing in this Section 12.2 shall affect Buyer's right to specific performance of the obligations of the Shareholder at Closing hereunder.

                      ARTICLE XIII: CASUALTY, RISK OF LOSS
                      ------------------------------------

         13.1 CASUALTY, RISK OF LOSS. Shareholder shall bear the risk of all loss or damage to any of the Assets from all causes which occur prior to the Closing. If at any time prior to the Closing any of the Assets are damaged or destroyed as a result of fire, other casualty or for any reason whatsoever and such will likely have a material adverse effect on the operation or financial condition of the Company and Medi-Serve, taken as a whole, Shareholder shall immediately give notice thereof to Buyer. Buyer shall have the right, in its sole and absolute discretion, within ten (10) days of receipt of such notice, to
(1) elect not to proceed with the Closing and terminate this Agreement, or (2) proceed to Closing and consummate the transactions contemplated hereby and receive any and all insurance proceeds received or receivable by the Company, Medi-Serve, any Subsidiary or Shareholder on account of any such casualty (and such insurance proceeds shall not be included as current assets for purposes of determining Closing Date Working Capital). Nothing contained in this Section
13.1  shall   limit  or   adversely   affect  the  right  of  Buyer  to  receive
indemnification  for any  Losses  incurred  by it by  reason  of any  breach  by
Shareholder, Medi-Serve or the Company of any representation, warranty or obligation under this Agreement in accordance with Section 11.2 hereof (and for such purposes such Section 11.2 shall survive the termination of this Agreement).

                           ARTICLE XIV: MISCELLANEOUS
                           --------------------------

         14.1 PERFORMANCE. In the event of a breach by Shareholder, Medi-Serve or the Company of its obligations hereunder, the Buyer shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement, and the breaching party hereby waives the defense that there may be an adequate remedy at law.

         14.2 BENEFIT AND ASSIGNMENT. This Agreement binds and inures to the benefit of each party hereto and its successors and proper assigns. Prior to Closing, Shareholder, the Company, Medi-Serve and Buyer may not assign their respective interests under this Agreement to any other person or entity without the prior written consent of the other parties hereto; provided, however, that Buyer may assign its rights, duties and obligations hereunder to one or more subsidiaries or affiliates of Buyer; and further provided that in the instance of such assignment Buyer shall remain responsible for consummating the Closing as provided in this Agreement and shall remain liable as to any and all of its duties and obligations under this Agreement (such responsibility to include, without limitation, delivery of IHS Stock (and not the stock of any other entity) as provided herein). Buyer shall be entitled to assign its rights under this Agreement after the Closing.

         14.3 EFFECT AND CONSTRUCTION OF THIS AGREEMENT. This Agreement and the Exhibits and Schedules hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein; provided, however that any confidentiality agreements among the parties shall survive until the Closing, at which time they shall terminate except to the extent provided in this Agreement. The captions used herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same agreement.

         14.4 COOPERATION - FURTHER ASSISTANCE. From time to time, as and when reasonably requested by any party hereto after the Closing, the other parties will (at the expense of the requesting party) execute and deliver, or cause to be executed and delivered, all such documents, instruments and consents and will use reasonable efforts to take all such action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

         14.5 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party or parties entitled to receive the notice or three (3) business days after sent by certified or registered mail, postage prepaid, or on the business day after sent by nationally recognized overnight courier, in each case, properly addressed to the party or parties entitled to receive such notice at the address stated below:

If to the Company, Medi-Serve
or Shareholder at:               Terry L. Cash
                                 630 Henderson Road
                                 Chesnee, SC 29323

with a copy to:                  Jonathan Lowe, Esq.
                                 Alston & Bird LLP
                                 One Atlantic Center
                                 1201 West Peachtree Street
                                 Atlanta, GA 30309-3424

If to the Buyer, Newco 1
or Newco 2:                      Integrated Health Services, Inc.
                                 10065 Red Run Boulevard
                                 Owings Mills, MD  21117
                                 Attn:  Elizabeth B. Kelly,
                                        Executive Vice President

                                         and

with a copy to:                  Integrated Health Services, Inc.
                                 10065 Red Run Boulevard
                                 Owings Mills, MD 21117
                                 Attn: Marshall A. Elkins, General Counsel

                                         and

                                 Blass & Driggs, Esqs.
                                 461 Fifth Avenue, 19th Floor
                                 New York, NY  10017
                                 Attention: Andrew S. Bogen

         14.6 WAIVER, DISCHARGE, ETC. This Agreement shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by or on behalf of each of the parties hereto by their duly authorized officer or representative. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         14.7 RIGHTS OF PERSONS NOT PARTIES. Except as expressly provided with respect to indemnification rights, nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and proper assigns of the parties hereto.

         14.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, disregarding any contrary rules relating to the choice or conflict of laws.

         14.9 AMENDMENTS, SUPPLEMENTS, ETC. At any time before or after the execution and delivery of this Agreement by the parties hereto, this Agreement may be amended or supplemented by additional agreements, articles or certificates, as may be mutually determined by the parties to be necessary, appropriate or desirable to further the purposes of this Agreement, to clarify the intention of the parties, or to add to or to modify the covenants, terms or conditions hereof or thereof. The parties hereto shall make such technical changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate any filing or recording required for the consummation of any portion of the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

         14.10 SEVERABILITY. Any provision, or distinguishable portion of any provision, of this Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.

         14.11 JOINT AND SEVERAL. The Shareholder, Medi-Serve and Company shall be jointly and severally (unless there shall be a Closing, in which case the Company and Medi-Serve shall have no liability under this Agreement) liable for all representations, warranties and covenants made by any of them pursuant to this Agreement. After the Closing, Shareholder shall not have any right of contribution or indemnity from the Company or Medi-Serve or any Subsidiary and no right of subrogation to proceed against the Company or Medi-Serve or any Subsidiary with respect to any of the foregoing or otherwise. For all purposes of this Agreement, any reference to the "knowledge" of the Company or Medi-Serve or to Company or Medi-Serve having received "notice" of any matter or any similar qualification shall be deemed to include the knowledge of the
Shareholder, directors, facility administrators, directors of nursing, the director of legal affairs, pharmacists and the executive officers of the Company, Medi-Serve or any Subsidiary or notices to any of them, as the case may be.

         14.12 RECORDS. On the Closing Date, Shareholder shall deliver, or cause to be delivered, to Buyer all records and files not then in Buyer's possession relating to the operations of the Company and Medi-Serve; provided, however, that the Shareholder's accountants and attorneys may retain duplicate copies of the same; provided, further that such retention shall not relieve Shareholder of any of his obligations under the Non-Competition Agreement.

         14.13 CERTAIN COSTS. The parties agree that the Buyer shall bear any corporate (Medi-Serve) level cost relating to or arising out of the 338(h)(10) election. The parties agree that the Medi-Serve Merger Consideration shall be allocated to Medi-Serve's assets on the Closing Date Balance Sheet in accordance with the Federal income tax basis of such assets, and any excess shall be allocated to goodwill.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

                                     COMPANY:

                                     THE MAGNOLIA GROUP, INC.

                                     By:
                                        ----------------------------------------
                                     Its:
                                         ---------------------------------------

                                     SHAREHOLDER:



                                     -------------------------------------------
                                     Terry L. Cash

                                     MEDI-SERVE:

                                     MEDI-SERVE, INC.

                                     By:
                                        ----------------------------------------
                                     Its:
                                         ---------------------------------------

                                     BUYER:

                                     INTEGRATED HEALTH SERVICES, INC.



                                     By:
                                        ----------------------------------------
                                     ------------------------------------------,
                                     Executive Vice President

                                     IHS ACQUISITION NO. 35, INC.



                                     By:
                                        ----------------------------------------
                                     ------------------------------------------,
                                     Executive Vice President

                                     IHS ACQUISITION NO. 36, INC.



                                     By:
                                        ----------------------------------------
                                     ------------------------------------------,
                                     Executive Vice President

                             INDEX OF DEFINED TERMS


"ACTUAL LONG-TERM LIABILITIES" ..................................... shall have the meaning as set forth in Section 2.2(a)(iii).
"ACTUAL WORKING CAPITAL".............................................shall have the meaning as set forth in Section 2.2(a)(iii).
"ADJUSTED MARKET VALUE PER ADDITIONAL IHS SHARE".....................shall have the meaning as set forth in Section 3.1(l).
"ADJUSTED NOTICE" .................................................. shall have the meaning as set forth in Section 3.1(l).
"AFFILIATE"..........................................................shall have the meaning as set forth in Section 5.18.
"ANGELL".............................................................shall have the meaning as set forth in the Introduction hereto.
"AGREEMENT"..........................................................shall have the meaning as set forth in the Introduction hereto.
"ANGELL".............................................................shall have the meaning as set forth in the Introduction hereto.
"ANGELL GROUP".......................................................shall have the meaning as set forth in the Introduction hereto.
"ANGELL GROUP NOTES".................................................shall have the meaning as set forth in the Introduction hereto.
"ANGELL OPTIONS".....................................................shall have the meaning as set forth in the Introduction hereto.
"ANGELL SHARES"......................................................shall have the meaning as set forth in the Introduction hereto.
"ARBITRATING ACCOUNTANTS" .......................................... shall have the meaning as set forth in Section 2.2(iv).
"ARTICLES OF MERGER".................................................shall have the meaning as set forth in Section 1.1.
"ASSETS".............................................................shall have the meaning as set forth in Section 2.3(a).
"APPLICABLE VALUATION DATE" ........................................ shall have the meaning as set forth in Section 3.1(a).
"BALANCE SHEET" .................................................... shall have the meaning as set forth in Section 5.8(b).
"BALANCE SHEET DATE" ............................................... shall have the meaning as set forth in Section 5.8(b).
"BISHOP LEASES" .................................................... shall have the meaning as set forth in Section 2.2(c).
"BROKER" ........................................................... shall have the meaning as set forth in Section 5.27.
"BUSINESS" ......................................................... shall have the meaning as set forth in Section 2.3(a).
"BUYER"..............................................................shall have the meaning as set forth in the Introduction hereto.
"BUYER'S INDEMNITEES" .............................................. shall have the meaning as set forth in Section 11.2.
"BUYER'S REVIEW" ................................................... shall have the meaning as set forth in Section 2.2(a)(iii).
"CARR FACILITIES"....................................................shall have the meaning as set forth in the Section 2.2(b).
"CARR/FOSTER LEASE" ................................................ shall have the meaning as set forth in Section 2.2(b).
"CASH NOTE" ........................................................ shall have the meaning as set forth in Section 2.1(e).
"CASH STOCK PLEDGE AGREEMENT" ...................................... shall have the meaning as set forth in Section 2.1(e).
"CATHCART"...........................................................shall have the meaning as set forth in the Introduction hereto.
"CATHCART SHARES"....................................................shall have the meaning as set forth in the Introduction hereto.
"CLOSING"............................................................shall have the meaning as set forth in Section 4.1.
"CLOSING DATE".......................................................shall have the meaning as set forth in Section 4.1.
"CLOSING DATE BALANCE SHEET" ....................................... shall have the meaning as set forth in Section 2.2(iii).
"COMPANY"............................................................shall have the meaning as set forth in the Introduction hereto.
"COMMISSION".........................................................shall have the meaning as set forth in Section 3.1(b).
"CONSENT CONTRACTS" ................................................ shall have the meaning as set forth in Section 2.4.
"CONTRACTS" ........................................................ shall have the meaning as set forth in Section 5.7.
"DADE COUNTY FACILITIES".............................................shall have the meaning as set forth in Section 2.2(e).
"DELAY PAYMENT NOTICE" ............................................. shall have the meaning as set forth in Section 2.2(iv).
"DESIGNATED CONTRACTS" ............................................. shall have the meaning as set forth in Section 2.4.
"EFFECTIVE DATE" ................................................... shall have the meaning as set forth in Section 3.1(l).
"EMPLOYMENT AGREEMENTS" ............................................ shall have the meaning as set forth in Section 9.16.
"ENVIRONMENTAL LAWS".................................................shall have the meaning as set forth in Section 5.21(b).
"ERISA"..............................................................shall have the meaning as set forth in Section 5.13.
"ESCROW DEPOSIT" ................................................... shall have the meaning as set forth in Section 2.1(c)(i).
"ESCROW INCOME" .................................................... shall have the meaning as set forth in Section 2.5(c).
"ESCROW INCOME"......................................................shall have the meaning as set forth in Section 2.5(c).


"ESCROWEE" ..........................................................shall have the meaning as set forth in Section 2.1(a).
"ESTIMATED CLOSING DATE BALANCE SHEET"...............................shall have the meaning as set forth in Section 2.2(a)(ii).
"ESTIMATED CLOSING DATE WORKING CAPITAL".............................shall have the meaning as set forth in Section 2.2(a)(i)(A).
"ESTOPPEL CERTIFICATES"..............................................shall have the meaning as set forth in Section 8.5.
"EXCHANGE ACT".......................................................shall have the meaning as set forth in Section 3.1(e)(iv).
"FACILITIES".........................................................shall have the meaning as set forth in the Introduction hereto.
"FINAL DETERMINATION"................................................shall have the meaning as set forth in Section 11.5(a)(ii).
"FINANCIAL STATEMENTS"...............................................shall have the meaning as set forth in Section 5.8(a).
"FOSTER FACILITIES"..................................................shall have the meaning as set forth in Section 2.2(b).
"GAAP" ............................................................. shall have the meaning as set forth in Section 2.2(a)(ii).
"GOLDEN AGE/INMAN LEASES"............................................shall have the meaning as set forth in Section 2.7.
"GOVERNMENTAL AUTHORITIES" ..........................................shall have the meaning as set forth in Section 5.4.
"GOVERNING DOCUMENTS" ...............................................shall have the meaning as set forth in Section 5.1(b).
"GOVERNMENTAL REQUIREMENTS" .........................................shall have the meaning as set forth in Section 5.4.
"GROUP"..............................................................shall have the meaning as set forth in the Introduction hereto.
"GROUP MEMBER".......................................................shall have the meaning as set forth in the Introduction hereto.
"GROUP PARTICIPANT"..................................................shall have the meaning as set forth in the Introduction hereto.
"H-S-R ACT" .........................................................shall have the meaning as set forth in Section 9.9.
"INITIAL MARKET VALUE PER SHARE" ....................................shall have the meaning as set forth in Section 3.1(l).
"LEASES".............................................................shall have the meaning as set forth in Section 5.7(b)(ix)
"LEASED ASSETS" .....................................................shall have the meaning as set forth in Section 5.6.
"LICENSES" ..........................................................shall have the meaning as set forth in Section 5.10.
"LIENS" .............................................................shall have the meaning as set forth in Section 5.6(b).
"LOSS" ..............................................................shall have the meaning as set forth in Section 11.2.
"MAGNOLIA BASE AMOUNT"...............................................shall have the meaning as set forth in Section 2.1(a)(i).
"MAGNOLIA MERGER CONSIDERATION"......................................shall have the meaning as set forth in Section 2.1(a)(ii).
"MAGNOLIA MERGER CONSIDERATION PER SHARE"............................shall have the meaning as set forth in Section 2.1(a)(ii).
"MAGNOLIA FACILITIES"................................................shall have the meaning as set forth in the Introduction hereto.
"MAGNOLIA FACILITIES"................................................shall have the meaning as set forth in the Introduction hereto.
"MAGNOLIA MERGER CONSIDERATION PER SHARE"............................shall have the meaning as set forth in Section 2.1(ii).
"MAGNOLIA SHARES"....................................................shall have the meaning as set forth in the Introduction hereto.
"MAGNOLIA SHAREHOLDER"...............................................shall have the meaning as set forth in the Introduction hereto.
"MAJORITY PREMIERE SHARES"...........................................shall have the meaning as set forth in the Introduction hereto.
"MANAGED ASSETS" ....................................................shall have the meaning as set forth in Section 5.6.
"MANAGEMENT AGREEMENTS" .............................................shall have the meaning as set forth in Section 5.7(x).
"MEDI-SERVE".........................................................shall have the meaning as set forth in the Introduction hereto.
"MEDI-SERVE MERGER CONSIDERATION"....................................shall have the meaning as set forth in Section 2.1(a)(iii).
"MEDI-SERVE MERGER CONSIDERATION PER SHARE"..........................shall have the meaning as set forth in Section 2.1(a)(iii).
"MEDI-SERVE FACILITIES"..............................................shall have the meaning as set forth in the Introduction hereto
"MEDI-SERVE SHARES"..................................................shall have the meaning as set forth in the Introduction hereto.
"MERGERS"............................................................shall have the meaning as set forth in the Introduction hereto.
"MERGER CONSIDERATION"...............................................shall have the meaning as set forth in Section 2.1(a)(i).
"MERGER TIME"........................................................shall have the meaning as set forth in Section 1.2.
"MINORITY SHAREHOLDER"...............................................shall have the meaning as set forth in the Introduction hereto.
"MULTI-EMPLOYER ACT" ................................................shall have the meaning as set forth in Section 5.15.


"NEW CASH MAGNOLIA/MEDI-SERVE SHARES" ...............................shall have the meaning as set forth in Section 2.1(e).
"NEWCO 1"............................................................shall have the meaning as set forth in the Introduction hereto.
"NEWCO 2"............................................................shall have the meaning as set forth in the Introduction hereto.
"NEW GREENVILLE FACILITY"............................................shall have the meaning as set forth in the Introduction hereto.
"NEW GREENVILLE LEASE"...............................................shall have the meaning as set forth in the Introduction hereto.
"NON-COMPETITION AGREEMENT" .........................................shall have the meaning as set forth in Section 9.10.
"NON-COMPETE PERIOD" ................................................shall have the meaning as set forth in Section 9.10.
"NON-DISTURBANCE AGREEMENTS".........................................shall have the meaning as set forth in Section 8.5.
"NYSE"...............................................................shall have the meaning as set forth in Section 3.1(a).
"OPERATIONS TRANSFER AGREEMENT" .....................................shall have the meaning as set forth in Section 2.2(e).
"OWNED ASSETS" ......................................................shall have the meaning as set forth in Section 5.6.
"OWNED FACILITY".....................................................shall have the meaning as set forth in Section 5.11(b).
"PERMITTED LIABILITIES" .............................................shall have the meaning as set forth in Section 2.3(b).
"PLAN OF MERGER".....................................................shall have the meaning as set forth in Section 1.1.
"PLEDGED SHARES".....................................................shall have the meaning as set forth in the Introduction hereto.
"PREMIERE"...........................................................shall have the meaning as set forth in the Introduction hereto.
"PREMIERE MANAGED FACILITIES"........................................shall have the meaning as set forth in the Introduction hereto.
"PREMIERE OWNED FACILITY"............................................shall have the meaning as set forth in the Introduction hereto.
"PREMIERE OPERATED FACILITIES".......................................shall have the meaning as set forth in the Introduction hereto.
"PREMIERE SHARES"....................................................shall have the meaning as set forth in the Introduction hereto.
"PREMIERE SHAREHOLDERS"..............................................shall have the meaning as set forth in the Introduction hereto.
"PREMIERE MERGER AGREEMENT"..........................................shall have the meaning as set forth in the Introduction hereto.
"PRINCIPAL SHAREHOLDERS".............................................shall have the meaning as set forth in the Introduction hereto.
"PROHIBITED LIABILITIES" ............................................shall have the meaning as set forth in Section 2.3(b).
"PROHIBITED TRANSACTION" ............................................shall have the meaning as set forth in Section 8.7.
"PROPRIETARY RIGHTS" ................................................shall have the meaning as set forth in Section 5.6(a)(ii).
"PURCHASE PRICE" ....................................................shall have the meaning as set forth in Section 2.1(a).
"QUESTIONNAIRE" .....................................................shall have the meaning as set forth in Section 5.16.
"REIMBURSEMENT LIABILITIES" .........................................shall have the meaning as set forth in Section 2.3(b).
"REQUIRED APPROVALS".................................................shall have the meaning as set forth in Section 8.4(b).
"REQUIRED NON-GOVERNMENTAL APPROVALS"................................shall have the meaning as set forth in Section 8.4(a).
"REQUIRED GOVERNMENTAL APPROVALS"....................................shall have the meaning as set forth in Section 8.4(b).
"RULE 144"...........................................................shall have the meaning as set forth in Section 3.1(d).
"SCHM AGREEMENTS"....................................................shall have the meaning as set forth in Section 2.2(d).
"SEC" ...............................................................shall have the meaning as set forth in Section 6.4.
"SEC DOCUMENTS" .....................................................shall have the meaning as set forth in Section 6.4.
"SECURITIES ACT".....................................................shall have the meaning as set forth in Section 3.1(b).
"SHAREHOLDER"........................................................shall have the meaning as set forth in the Introduction hereto.
"SHAREHOLDER'S REPRESENTATIVE" ..................................... shall have the meaning as set forth in Section 2.2(g).
"SHELF REGISTRATION STATEMENT".......................................shall have the meaning as set forth in Section 3.1(b).
"SUBSIDIARY".........................................................shall have the meaning as set forth in Section 5.1(a).
"SUBJECT SHARES".....................................................shall have the meaning as set forth in the Introduction hereto.
"SURVIVING CORPORATION"..............................................shall have the meaning as set forth in Section 1.1.
"T. CASH SECURITY SHARES" ...........................................shall have the meaning as set forth in Section 2.2(e).
"TAXES" .............................................................shall have the meaning as set forth in Section 5.22.
"TAX RETURN".........................................................shall have the meaning as set forth in Section 5.22.

"TAYLOR".............................................................shall have the meaning as set forth in Section 2.8.
"TAYLOR ESCROW AMOUNT"...............................................shall have the meaning as set forth in Section 2.8.
"TAYLOR LEASES"......................................................shall have the meaning as set forth in Section 2.8.
"TAYLOR LITIGATION"..................................................shall have the meaning as set forth in Section 2.8.
"TENANCY LEASES".....................................................shall have the meaning as set forth in Section 5.11(b).
"TITLE COMPANY"......................................................shall have the meaning as set forth in Section 8.11.
"TRANSACTION DOCUMENTS" .............................................shall have the meaning as set forth in Section 5.2.
"UNDERTAKING"........................................................shall have the meaning as set forth in Section 2.3(b).
"WARN ACT"...........................................................shall have the meaning as set forth in Section 11.7.
"WOODRUFF FACILITY"..................................................shall have the meaning as set forth in the Introduction hereto.